As filed with the Securities and Exchange Commission on March 5, 2008

File No. 333-148768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Opportunity Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1657232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, California 94111

(415) 835-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Jolson

Chairman and Chief Executive Officer

c/o JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, California 94111

(415) 835-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Brian H. Blaney, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200 (phone) (212) 801-6400 (facsimile)	Samir A. Gandhi, Esq. Eric S. Haueter, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (phone) (212) 839-5599 (facsimile)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion,

Dated March 5, 2008

Preliminary Prospectus

$150,000,000

Opportunity Acquisition Corp.

15,000,000 Units

Opportunity Acquisition Corp. is a blank check company recently formed for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. We will target businesses that we believe will provide opportunity for growth. We intend to focus our search primarily on businesses in North America, but we may explore opportunities in other geographic regions. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of the consummation of our initial business combination and                     , 2009 [one year from the date of this prospectus], and will expire on                     , 2013 [five years from the date of this prospectus], or earlier upon redemption by us, in which case we will have the option to require all holders that wish to exercise their warrants prior to redemption to do so on a cashless basis.

JMP Group Inc. (NYSE:JMP), our sponsor, and Opp. Funding LLC, a limited liability company owned by JMP Group Inc., as managing member, and certain individuals affiliated with JMP Group Inc., collectively own all of our 4,312,500 units outstanding on the date of this prospectus. Prior to the completion of this offering, our directors will purchase an aggregate of             units from JMP Group Inc. at JMP Group Inc.’s cost. Shares of our common stock included in the units purchased by JMP Group Inc. and Opp. Funding LLC and shares of our common stock included in the units purchased by our directors from JMP Group Inc. prior to the completion of this offering will have no right to liquidating distributions in the event we fail to consummate our initial business combination. JMP Group Inc., Opp. Funding LLC, and our directors have agreed that their initial securities will not be sold or transferred, except to permitted transferees and subject to other limited exceptions, without our prior written consent, until one year after we have consummated our initial business combination.

JMP Group Inc. has agreed to purchase an aggregate of 4,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $4,000,000 in a private placement to be completed immediately prior to the completion of this offering. We refer to these warrants as the private placement warrants. The proceeds from the sale of the private placement warrants will be deposited in the trust account and will be part of the funds distributed to our public stockholders in the event that we are unable to complete our initial business combination as described in this prospectus. JMP Group Inc. has also agreed that the private placement warrants will not be sold or transferred, except to permitted transferees, without our prior written consent, until after we have consummated our initial business combination.

We have granted the underwriters a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any.

There is currently no public market for our units, common stock, or warrants. We anticipate that the units will be listed on the American Stock Exchange, or the AMEX, under the symbol JOA.U on or promptly after the date of this prospectus. The shares of common stock and warrants included in the units being sold in this offering will each begin separate trading five business days (or as soon as practicable thereafter) after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full by the underwriters. Once such separate trading begins, we anticipate that the shares of common stock and warrants will be listed on the AMEX under the symbols JOA and JOA.WS, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 25 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$10.00(3)	$150,000,000	(3)
Underwriting discounts and commissions(2)	$ 0.70(3)	$10,500,000	(3)
Proceeds, before expenses, to us	$ 9.30	$139,500,000

(1)	The underwriters have an option to purchase up to an additional 2,250,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us, will be $172,500,000, $12,075,000, and $160,425,000, respectively. See the section entitled “Underwriting” in this prospectus.
(2)	Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to (i) all of those units if our initial business combination meeting the criteria described herein does not occur on or prior to , 2010 [24 months from the date of this prospectus] and (ii) those units as to which the shares of common stock included in such units have been converted into cash by public stockholders who both voted against our initial business combination that was approved and consummated and exercised their conversion rights. See the section entitled “Underwriting–Discounts and Commissions” in this prospectus.
(3)	Assumes that no units are sold pursuant to the directed unit program described in this prospectus. Pursuant to the directed unit program, up to of the units offered hereby have been reserved for sale to directors, employees and advisors of JMP at a price of $9.65 per unit. Underwriting discounts and commissions for each unit sold under the directed unit program will be $0.35 per unit and, as a result, we will receive proceeds, before expenses, of $9.30 for each unit sold pursuant to that program. Accordingly, for each unit sold under the directed unit program, the total public offering price and total underwriting discounts and commissions would each decrease by $0.35 from the respective amounts reflected above, but there would be no change in the total proceeds, before expenses, to us. For example, if all of the units reserved for sale pursuant to the directed unit program were sold, the total public offering price would be $ , total underwriting discounts and commissions would be $ and total proceeds, before expenses, to us would be the same amount as set forth above, assuming no exercise of the underwriters’ over-allotment option.

Of the net proceeds we receive from this offering and the proceeds from the sale of the private placement warrants, $147,750,000 (or $169,462,500 if the underwriters’ over-allotment option is exercised in full) will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters are not receiving any discounts or commissions with respect to the sale of the private placement warrants.

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC, acting as representative of the several underwriters, expects to deliver the units to investors in this offering on or about                     , 2008.

Banc of America Securities LLC

Keefe, Bruyette & Woods

The date of this prospectus is                     , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes thereto. In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act. You will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus. References in this prospectus to “we,” “us,” “our,” or “our company” refer to Opportunity Acquisition Corp. Unless otherwise stated in this prospectus or the context otherwise requires, references to “JMP” or the “sponsor” refer to JMP Group Inc. and its subsidiaries and certain affiliates, references to “Opp. Funding” refer to Opp. Funding LLC, a limited liability company owned by JMP Group Inc., as managing member, and certain individuals affiliated with JMP Group Inc., references to “initial holders” refer to JMP Group Inc. and Opp. Funding LLC, as the initial holders of our initial units (as defined below), and the term “existing holders” refers to JMP Group Inc., Opp. Funding LLC, our directors, and all other persons or entities that own any of our initial securities (as defined below) immediately prior to the completion of this offering. When we use the term “business combination” in this prospectus, it means an acquisition by us of one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. Throughout this prospectus, the term “public stockholder” refers to those holders of shares of common stock included in the units being sold in this offering (whether they are purchased in this offering as units or as units or shares of common stock previously included in such units in the secondary market), including, to the extent applicable, our existing holders.

Unless otherwise expressly stated or the context otherwise requires, the information in this prospectus assumes that the underwriters’ over-allotment option is not exercised and that none of the units reserved for sale under the directed unit program described in this prospectus are sold under that program.

Overview

We are a blank check company formed under the laws of the state of Delaware on December 21, 2007. We were formed for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date, our efforts have been limited solely to organizational activities, including the issuance of 4,312,500 units to our initial holders for an aggregate purchase price of $25,000, or approximately $0.006 per unit, and activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry. We will target businesses that we believe will provide opportunity for growth. We intend to focus our search primarily on businesses in North America, but we may explore opportunities in other geographic regions. We do not have any specific business combination under consideration or contemplation.

Our Sponsor

JMP is a full-service investment banking and asset management firm with a focus on middle-market companies operating in the industry sectors of business services, consumer, financial services, healthcare, real estate and technology. JMP was founded in 1999 to take advantage of a void in the marketplace created by the acquisition of established independent boutique investment banks by large commercial banks during the mid- and late-1990s. JMP is a growth-oriented, entrepreneurial investment banking firm dedicated to serving the needs of middle-market companies and the institutions that invest in them. JMP’s focus has enabled it to develop expertise and to cultivate extensive industry relationships in the middle-market space and in its six target industry sectors. As a result, JMP has established itself as a key advisor for corporate clients, a resource for institutional investors, and an effective investment manager for asset management clients. On May 16, 2007, JMP consummated its initial public offering, listing its shares of common stock on the NYSE under the ticker symbol “JMP”.

The principal activities of JMP are:

•

Investment Banking: JMP provides a wide range of corporate finance, capital raising, merger and acquisition, and other strategic advisory services to mid-sized corporate clients. Dedicated industry coverage groups serve each of JMP’s six target industry sectors, enabling JMP to maintain expertise in specific markets and to form close relationships with corporate executives, private equity investors, venture capitalists, and other key industry participants. Since inception, JMP has successfully assisted clients in over 320 capital raising and merger and acquisition transactions, primarily in the middle-market sector.

•

Equity Research: JMP provides timely, action-oriented research recommendations to assist clients with their investment decisions. As of December 31, 2007, JMP’s research department, which consisted of 37 research professionals, including 18 senior research analysts, of which 10 were managing directors with an average of 16 years of industry experience, covered an aggregate of 214 public companies operating within JMP’s six target industry sectors.

•

Sales and Trading: JMP provides sales and trading services to a broad and growing institutional client base. For the six years ended December 31, 2007, the number of JMP’s active institutional accounts grew at a compound annual rate of over 27%. As of December 31, 2007, JMP had over 500 active institutional accounts. The sales force maintains an ongoing focus on clients’ investment and trading objectives and provides insightful strategies.

•

Asset Management: JMP provides asset management services for institutional and high net worth investors seeking alternative investment opportunities. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a real estate investment trust, and a private equity co-investment fund. In addition, JMP commits a portion of its capital to an income-oriented public equity fund managed by JMP Asset Management LLC and invests capital as the general partner of its funds.

We believe that we will be able to leverage JMP’s strong client relationships and position as a key advisor to middle-market companies to source and consummate a business combination. Our sponsor is staffed with experienced professionals with expertise in JMP’s six targeted industry sectors. Overall, JMP employed, as of December 31, 2007, 64 managing directors and 31 directors, representing 47% of JMP’s 202 employees. The experience of JMP’s managing directors and other senior professionals, coupled with their extensive long-term relationships within the financial services industry, enables JMP to provide unique perspectives to clients as they face complex strategic decisions and, we believe, will enhance our ability to source and evaluate the attractiveness of potential acquisition candidates. Furthermore, where appropriate, JMP’s managing directors and other senior professionals will be available to offer us advice on transaction structuring and other matters.

We were organized by JMP because it perceives our company as an attractive investment opportunity for JMP and its stockholders. JMP has become increasingly involved in managing alternative investment products through its subsidiary, JMP Asset Management LLC. Our formation and this offering are intended to enable JMP to benefit as an investor from acquisition opportunities that are not strategic or in the ordinary course of JMP’s business.

We do not have any contractual arrangements with JMP with respect to advisory or other services other than as described in this prospectus.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet all or any of these criteria and guidelines.

•

Experienced management team: We intend to seek to effect a business combination with businesses that have strong, experienced management teams. We intend to focus on management teams with a proven track record of driving revenue growth, enhancing profitability, and creating value for their stockholders. We believe that the industry expertise of our executive officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

•

Established track records: We intend to seek to acquire established businesses with a history of strong operating and financial performance. However, we may acquire a business that has not performed well in the past, but that we believe is poised for future growth and profitability. We do not intend to effect a business combination with a start-up company.

•

Strong earnings and growth potential: We intend to seek to acquire businesses that have a history of, or potential for, strong, stable earnings generation. We intend to focus on businesses that have, or are expected to build, predictable, recurring revenue streams. We may consider businesses in need of refinancing or recapitalization that we believe have significant potential for strong future financial performance.

•

Competitive industry position: Initially, we intend to seek to acquire businesses within sectors that have strong fundamentals. The factors we intend to consider when seeking to acquire a business include growth prospects, competitive dynamics, level of consolidation, need for capital investment, and barriers to entry. We intend to seek businesses that are well positioned within their respective sub-sectors, focusing on those that have either a leading or defensible niche market position. We intend to consider businesses with compelling platforms that are poised to gain from our industry expertise and relationship base.

•

Companies operating in a consolidating industry environment: We intend to consider companies operating in an industry experiencing or poised to experience significant mergers and acquisitions. We believe that a number of such opportunities exist in the middle-market sector, in which our sponsor’s business and experience is focused.

Management Expertise

We will seek to capitalize on the significant investment experience and contacts of our Chairman and Chief Executive Officer, Joseph A. Jolson, and our President and one of our directors, Walter C. Keenan. Each of our executive officers has advised clients in a wide range of industries and maintains a network of relationships throughout the investment community and with a variety of sources of potential target businesses, including JMP’s directors, employees and advisors.

Mr. Jolson has accumulated significant expertise in identifying, evaluating, structuring and consummating investment opportunities in public and private businesses over the course of his 27-year career in the financial services industry. Mr. Jolson co-founded JMP in 1999, and is the Chairman and Chief Executive Officer of JMP Group Inc. and Chief Executive Officer of JMP Asset Management LLC. Previously, Mr. Jolson was a senior managing director and senior research analyst at Montgomery Securities for 15 years. During his tenure at Montgomery Securities, Mr. Jolson was named to Institutional Investor magazine’s All-America Research Team for 10 consecutive years, between 1986 and 1995, for his coverage of the savings and loan industry.

Mr. Keenan has developed extensive experience investing in private equity and advising clients on mergers and acquisitions over the course of his 18-year career in the financial services industry. Mr. Keenan joined JMP in April 2007 and is a managing director of JMP Asset Management LLC and is President of JMP Capital LLC, a private equity co-investment fund. Mr. Keenan has been associated with Cypress Advisors, Inc. from March 2005 through the present, most recently as a Principal since May 2007, focusing on private equity investments in financial services companies. From October 2003 through October 2004, Mr. Keenan served as a managing director of Perseus Advisors LLC, now Savvian, where he was responsible for merchant and investment banking for financial services and business services companies. From 1992 to 2003, Mr. Keenan was an investment banker with Morgan Stanley & Co. based in New York, Tokyo and San Francisco.

None of our executive officers or directors are employees of ours, and they are not required to commit a specified amount of time to identifying or performing due diligence on potential target businesses. We do not intend to have any employees prior to the consummation of our initial business combination.

Conflicts of Interest

JMP undertakes a wide range of services, including financial advisory, investment banking, asset management and other activities, for a wide variety of clients, including institutions, companies, individuals, and for its own account. Accordingly, there may be situations in which JMP has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to JMP.

JMP currently operates an asset management business in the United States, specializing in alternative investment products. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a real estate investment trust, and JMP Capital LLC, or JMP Capital, a private equity co-investment fund. However, to the extent that investment vehicles managed by JMP acquire equity interests in businesses, their typical strategy is to make minority investments, which therefore should not conflict with our investment strategy of acquiring majority control of our initial target business. Mr. Keenan, our President and one of our directors, serves as the President of JMP Capital. JMP Capital currently targets investments that do not exceed $25 million in size, which would be a smaller size than is required for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with JMP Capital for one or more of such targets. Furthermore, JMP Capital may also participate in transactions with other investors in the acquisition of a larger target. If JMP Capital were to participate in a transaction with other investors in the acquisition of a larger target or change its investment criteria, JMP Capital may be in direct competition with us for a possible target for our initial business combination. In addition, JMP, including its asset management business, also may make, or seek to make, investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

Clients of JMP’s advisory and investment banking business may also compete with us for acquisition opportunities meeting our investment objectives. If JMP is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within JMP, including by Mr. Jolson, Mr. Keenan and other persons who may make decisions for us, may be suitable for both us and for a JMP investment banking client or a current or future JMP-managed investment vehicle and may be directed to such client or investment vehicle rather than to us. JMP’s advisory business may also be engaged to advise the seller of an entity, business, or assets that would qualify as an acquisition opportunity for us. Due to Mr. Jolson’s and Mr. Keenan’s relationship with JMP and with us, Mr. Jolson and Mr. Keenan may be precluded by general fiduciary principles and best business practices from being involved both as advisors to a potential seller and as executive officers and board members of the potential buyer. In such cases, we may be precluded from participating in the sale process and from purchasing the entity, business, or assets. If we are permitted to pursue the acquisition opportunity, JMP’s interests or its obligations to the seller will conflict with our interests.

Neither JMP nor our executive officers and directors who are also employed by JMP have any obligation to present us with any opportunity for a potential business combination of which they become aware. JMP and/or our management, in their capacities as officers of JMP or in their other endeavors, may choose or be obligated to present potential business combinations to JMP, current or future JMP-managed investment vehicles, including JMP Capital, or third parties, including clients of JMP, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or any of our directors employed by JMP identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first give such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware unless the particular opportunity was expressly offered to the independent director solely in his or her capacity as one of our directors. Moreover, our certificate of incorporation provides that the doctrine of corporate opportunity shall not apply with respect to, among other things, JMP, any member of our board, any of our officers who is affiliated with JMP, or any of their respective affiliates, and further provides that none of them shall have an obligation to refrain from engaging in any business opportunity, transaction, or other matter that involves a potential target business.

Effecting a Business Combination

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. In the event we structure an initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we will not acquire less than a controlling interest, which would be greater than 50% of the aggregate voting power of the outstanding voting securities of the target business. If we acquire only a controlling interest in a target business or businesses in an initial business combination, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. We do not intend to become a holding company for a minority interest in a target business pursuant to our initial business combination. Accordingly, on or prior to 24 months following the date of this prospectus, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,000,000, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration that we will be able to pay for our initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or other equity financing, and the number of shares of common stock that are converted into a pro rata share of the amount then on deposit in the trust fund as described below under “—The Offering—Conversion rights for stockholders voting to reject our initial business combination.” No financing arrangements have been entered into or contemplated with any party to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the consummation of such business combination.

If we are unable to consummate our initial business combination by                     , 2010 [24 months from the date of this prospectus] our corporate existence will cease and we will implement our liquidation plan, which will include distribution of the proceeds held in the trust account to our public stockholders.

We are a Delaware corporation formed on December 21, 2007. Our offices are located at 600 Montgomery Street, Suite 1100, San Francisco, California 94111 and our telephone number is (415) 835-8900.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

You should also consider the risks we face as a blank check company, including the following:

•	potential conflicts of interest of our officers and directors and with JMP;

•

reliance on our management’s and/or JMP’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price and other terms;

•	we may not consummate our initial business combination within the required time frame, in which case our corporate existence would cease and we would liquidate our assets;

•

a public stockholder or public stockholders acting in concert may not seek conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering;

•

we may proceed with an initial business combination even if public stockholders owning 4,499,999 of the shares of common stock included in the units being sold in this offering exercise their conversion rights;

•	our potential inability to obtain additional financing, if required, to consummate an initial business combination or to fund the operations and growth of the target business; and

•	an effective registration statement is required in order for a holder of warrants included in the units being sold in this offering to be able to exercise the warrants.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus.

THE OFFERING

Securities offered:	15,000,000 units, at $10.00 per unit, each consisting of:

•	one share of our common stock; and

•	one warrant to purchase one share of our common stock.

Trading commencement and separation of common stock and warrants:	The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full.

In no event will separate trading of the common stock and warrants included in the units being sold in this offering commence until we have filed an audited balance sheet on a Current Report on Form 8-K reflecting our receipt of the net proceeds of this offering and have issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which closing is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if any portion of such over-allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Number of securities to be outstanding:	Prior to this Offering(1)	After this Offering(2)

Units	4,312,500	18,750,000
Common stock	4,312,500	18,750,000
Warrants	8,312,500	22,750,000

(1)	Includes an aggregate of up to 562,500 initial units (or related shares of common stock and warrants) that will be forfeited by JMP Group Inc. to the extent that the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised by the underwriters and an aggregate of 562,500 initial units (or related shares of common stock and warrants) have been forfeited by JMP Group Inc.

Warrants—Exercisability:	Each warrant is exercisable for one share of common stock, subject to adjustment.

Warrants—Exercise price:	$7.50 per share, subject to adjustment.

Warrants—Exercise period:

The warrants included in the units being sold in this offering will become exercisable on the later of the consummation of our initial business combination on the terms described in this prospectus and                     , 2009 [one year from the date of this prospectus], provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available.

The warrants will expire at 5:00 p.m., New York time, on , 2013 [five years from the date of this prospectus], or earlier upon redemption by us. If we elect to redeem the warrants, we will have the option to require all holders electing to exercise their warrants prior to redemption to do so on a cashless basis.

Warrants—Redemption:	We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption, (y) a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and remains effective from the date on which we send a redemption notice to and including the redemption date, and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established the last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of our common stock will not fall below the $14.25 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption as described above, our management will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” Exercising warrants on a “cashless basis” means that, in lieu of paying the exercise price in cash, the holder would forfeit a number of shares underlying the warrants being exercised with a value equal to the aggregate exercise price and the holder will therefore receive fewer shares than the holder would otherwise have received upon payment of the exercise price in cash. Thus, in such event, each holder would pay the exercise price by surrendering the warrants and would receive upon exercise that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the total number of shares of common stock underlying the warrants being surrendered multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units being sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis.

Initial securities:	On January 11, 2008, JMP Group Inc. and Opp. Funding LLC purchased an aggregate of 4,312,500 units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement.

Each unit purchased by our initial holders consists of one share of common stock and one warrant to purchase one share of common stock. Throughout this prospectus, we refer to the units originally purchased by our initial holders on January 11, 2008 (whether or not then owned by our initial holders) as the initial units, we refer to the shares of common stock included in the units originally purchased by our initial holders on January 11, 2008 (whether or not then owned by our initial holders) as the initial shares and we refer to the warrants included in the units originally purchased by our initial holders on January 11, 2008 (whether or not then owned by our initial holders) as the initial warrants. Prior to the completion of this offering, our directors will purchase an aggregate of units from JMP Group Inc. at JMP Group Inc.’s cost. Immediately after the sale of such units to our directors, JMP Group Inc. will own directly of the initial warrants and initial shares. We refer throughout this prospectus to the initial units, the initial shares and the initial warrants as the initial securities. The initial units and related components are identical to the units and related components being sold in this offering, except that:

•	the existing holders are subject to the transfer restrictions described below;

•	the initial units are immediately separable into initial shares and initial warrants;

•

the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock included in the units sold in this offering and voted by our public stockholders in connection with the vote required to approve our initial business combination;

•

the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination and to waive their conversion rights (as described below) with respect to their initial shares;

•	the initial warrants will not be redeemable by us so long as they are held by the existing holders or their permitted transferees;

•

the initial warrants will not be exercisable unless and until (i) the closing price of our common stock equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30-trading-day period beginning 90 days after the consummation of our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the initial warrants and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; and

•

the initial warrants will be exercisable at the option of the holders on a cashless basis so long as they are held by the existing holders or their permitted transferees. If the initial warrants are exercised on a cashless basis, the number of shares of common stock issuable upon such exercise is determined on the same basis as that for the warrants included in the units sold in this offering as described above.

Of the 4,312,500 initial units, up to 562,500 units (or related shares of common stock and warrants) will be forfeited by JMP Group Inc. to the extent that the underwriters do not exercise their over-allotment option. If the over-allotment option is not exercised, all of such 562,500 units (or related shares of common stock and warrants) will be forfeited or, if the over-allotment option is exercised in part, then the number of such units (or related shares of common stock and warrants) that will be forfeited will be proportionate to the portion of the over-allotment option that is not exercised. After giving effect to such forfeiture and assuming no purchase of additional units in this offering, the shares owned by our existing holders will represent 20% of the total number of shares of our common stock outstanding after completion of this offering. If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split, or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering.

Pursuant to a registration rights agreement between us and the existing holders, the holders of our initial securities (including the common stock issuable upon exercise of the initial warrants) will be entitled to certain registration rights with respect to such securities, subject to the lock-up agreement described below.

The existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer, or register under the Securities Act, any of their initial securities (including the shares of common stock issuable upon exercise of the initial warrants), without our prior written consent, until one year after the date of the consummation of our initial business combination, unless, beginning 90 days subsequent to the consummation of our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within any 30-trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities, or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

Notwithstanding the foregoing, the existing holders will be permitted to transfer their initial securities (including the common stock issuable upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner as the majority of the shares of our common stock included in the units sold in this offering voted by our public stockholders in connection with the vote required to approve our initial business combination, and waive any rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination, and will also be permitted to register (but not sell or otherwise transfer, except to permitted transferees or with our prior written consent) their initial securities (including the shares of common stock issuable upon exercise of the initial warrants) under the Securities Act pursuant to the registration rights agreement commencing three months prior to the expiration of the lock-up period applicable to the initial securities.

Our existing holders have agreed to vote all shares of common stock purchased by them in this offering or in the secondary market (including shares of common stock included in any units so purchased) in favor of our initial business combination.

Permitted transferees of a holder means:

•	immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent;

•	current and former officers, directors, members, and employees of the holder;

•	affiliates of the holder;

•	charitable organizations;

•	our executive officers and directors; and

•	transferees pursuant to a qualified domestic relations order.

Private placement warrants purchased through private placement:	JMP Group Inc. has agreed to purchase 4,000,000 private placement warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $4,000,000 in a private placement immediately prior to the completion of this offering.

The proceeds from the sale of the private placement warrants will be added to the net proceeds of this offering and the aggregate of such proceeds, other than $200,000 which will be used to repay a loan made to us for working capital, will be held in the trust account pending consummation of our initial business combination on the terms described in this prospectus. If we do not consummate a business combination that meets the criteria described in this prospectus, then the purchase price of the private placement warrants will become part of any liquidating distribution to our public stockholders following our liquidation and dissolution and the private placement warrants will expire worthless.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees, (ii) are not subject to redemption by us so long as they are held by JMP Group Inc. or any permitted transferee, and (iii) are subject to certain transfer restrictions described below. If the private placement warrants are exercised on a cashless basis, the number of shares of common stock issuable upon such exercise is determined on the same basis as that for the warrants included in the units being sold in this offering as described above. The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the private placement warrants is not effective or a current prospectus is not available.

JMP Group Inc. has agreed not to transfer or sell, or register under the Securities Act, any of the private placement warrants (including shares of common stock issuable upon exercise of the private placement warrants) without our prior written consent, until after we have consummated our initial business combination; provided, however, that transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions and JMP Group Inc. will be permitted to register (but not sell or otherwise transfer, except to permitted transferees or with our prior written consent) the private placement warrants (including the shares of common stock issuable upon exercise thereof) under the Securities Act pursuant to the registration rights agreement commencing three months prior to the expiration of the lock-up period applicable to the private placement warrants.

Pursuant to the registration rights agreement, the holders of our private placement warrants (including the shares of common stock issuable upon exercise of those warrants) will be entitled to certain registration rights with respect to such securities, subject to the lock-up agreement described above.

Proposed AMEX symbols for our securities:

Units:	JOA.U

Common Stock:	JOA

Warrants:	JOA.WS

Offering proceeds to be held in the trust account:

$147,750,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants (or approximately $9.85 per unit), or $169,462,500 (or approximately $9.82 per unit) if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions will be paid to the underwriters upon consummation of our initial business combination (subject to a $0.35 per share reduction for public stockholders who both vote against our initial business combination that was approved and consummated and exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation, except that the following amounts may be released to us from the trust account prior to such time: (i) interest income earned on the trust account balance to pay any applicable taxes; and (ii) interest income earned, after taxes payable, on the trust account of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation. See “Use of Proceeds.” All remaining proceeds held in the trust account, including interest income earned, after taxes payable, on the trust account will be available for our use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions and amounts payable to public stockholders upon their exercise of conversion rights or will be released to public stockholders entitled to receive liquidating distributions upon our liquidation (the record date for determining such public stockholders shall be within 10 days of the liquidation date, or as soon as thereafter as is practicable) after payment of or provision for our then existing and future liabilities. Accordingly, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination, except from the $200,000 of net proceeds from this offering not held in the trust account and interest income earned, after taxes payable, on the trust account of up to $2,000,000, subject to adjustment as described above. We may not use all of the funds then in the trust account in connection with our initial business combination, in which case such funds, after payment of deferred underwriting discounts and commissions and amounts payable to public stockholders upon exercise of their conversion rights, will constitute working capital for our business after consummation of such business combination.

The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Payments to our executive officers, directors, and existing holders:	There will be no compensation, fees, or other payments paid to our executive officers, directors, or existing holders or any of their respective affiliates prior to, or for any services they render in order to effectuate the consummation of, our initial business combination other than:

•

repayment of a $200,000 loan made by JMP Group Inc. to cover expenses relating to the offering contemplated by this prospectus, plus interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect at the time of payment, compounded semi-annually;

•

payment to JMP Group Inc. of a monthly fee of $10,000 for office space and administrative services from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in San Francisco, the fees charged by JMP Group Inc. are at least as favorable as we could have obtained from unaffiliated third parties; and

•

reimbursement of out-of-pocket expenses incurred by our executive officers and directors and employees of JMP in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.

Conditions to consummating our initial business combination:

Our initial business combination must occur with one or more target businesses, or a portion of such business or businesses, that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) and after taxes payable) at the time of such business combination. We will not consider any initial business combination that does not meet such criteria. Pursuant to our certificate of incorporation, any choice of a target business that is affiliated with any of our executive officers, directors, or existing holders or with JMP (including an entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP) must be approved by a majority vote of our disinterested directors, in addition to obtaining the requisite stockholder approvals described in this prospectus.

The stockholders must approve our initial business combination:	Pursuant to our certificate of incorporation, we will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. If we seek to acquire more than one target business, or acquire the assets of several target businesses, at the same time as part of our initial business combination, all of these acquisitions will be contingent on the closings of the other acquisitions and our stockholders will vote on the proposed business combinations as a whole, and not individually on each target business, subject to our compliance with applicable state law. We view this requirement as an obligation to our stockholders and neither we nor any of our executive officers or directors will recommend or take any action to amend or waive this provision in our certificate of incorporation, except for any amendment that becomes effective on or after consummation of our initial business combination. In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock acquired by them prior to the completion of this offering with respect to our initial business combination in the same manner as the majority of the shares of common stock included in the units offered hereby voted by our public stockholders in connection with the vote required to approve our initial business combination and, as a result, will not have any conversion rights. Our existing holders have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination. As a result, they will not have any conversion rights attributable to their shares of our common stock in the event that a business combination is approved by our stockholders as described below and consummated. We will proceed with our initial business combination only if:

•	a majority of the shares of our common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the initial business combination;

•

public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our initial business combination and exercise their conversion rights as described below; and

•	a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence as described below.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares of common stock included in the units being sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock, except for any change that becomes effective on or after the consummation of our initial business combination. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this 30% threshold or waive this requirement, except for any change that becomes effective on or after the consummation of our initial business combination.

Conversion rights for stockholders voting to reject our initial business combination:	Public stockholders voting against our initial business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discounts and commissions) (initially approximately $9.85 per share, or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full), including any interest income earned on their pro rata share (after taxes payable and after release of up to $2,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund our working capital requirements), as of two business days prior to the proposed consummation of our initial business combination, only if our initial business combination is approved and consummated. Public stockholders who convert their shares of our common stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing holders will not have any conversion rights. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $44,324,990 (assuming conversion of the maximum of up to 4,499,999 of the eligible shares of our common stock) (or up to approximately $50,838,740 assuming the underwriters’ over-allotment option is exercised in full and conversion of the maximum of up to 5,174,999 of the eligible shares of our common stock). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 4,499,999 (or up to 5,174,999 if the underwriters’ over-allotment option is exercised in full) of our shares of common stock voting against our initial business combination could convert their shares to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and such business combination could still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom the public stockholder is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her, or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of common stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to the public stockholder some of its shares). By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held those shares since the record date for the stockholder meeting and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. There is a nominal cost associated with the above- referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $25 and it would be up to the broker whether or not to pass this cost on to the converting stockholder.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time simply by contacting their broker and requesting delivery of the shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery.

Any request for conversion, once made, may be withdrawn at any time on or prior to the business day immediately preceding the date of the vote thereon. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws the request for conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically).

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights no later than the business day immediately preceding the vote taken with respect to the proposed initial business combination.

Certificate of Incorporation:

As discussed below, there are specific provisions in our certificate of incorporation that may be amended only by the unanimous consent of our stockholders prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, which are contained in our certificate of incorporation, as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our certificate of incorporation also provides that we will continue in existence only through , 2010 [24 months from the date of this prospectus]. If we have not consummated a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our existing stockholders have agreed to vote all of the shares of our common stock purchased by them in or prior to this offering or in the secondary market (including the shares of common stock included in any initial units or units so purchased) in favor of this amendment. We view this provision terminating our corporate life after , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Liquidation if no business combination:

As described above, if we have not consummated a business combination on or prior to                     , 2010 [24 months from the date of this prospectus], in accordance with our certificate of incorporation, our corporate existence will cease and we will promptly distribute to our public stockholders the amount in our trust account (including any interest income then remaining in the trust account after taxes payable) plus any remaining net assets, after payment of or provision for our then existing and estimated future liabilities.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than approximately $9.85 (or approximately $9.82 if the underwriters’ over-allotment option is exercised in full), plus interest income earned (after taxes payable) on funds then held in the trust account for the following reasons:

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Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all claims in pending actions, suits, or proceedings, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. We cannot assure you that we will properly assess all claims that are pending or that may potentially be brought against us. In addition, if we underestimate claims that are pending or that may potentially be brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

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Prior to consummation of our initial business combination, we will seek to have all prospective target businesses we negotiate with, and all vendors and service providers (including providers of any financing) we engage, and all third parties that enter into an agreement with us after consummation of this offering, which we collectively refer to as the “contracted parties,” execute agreements with us waiving any right, title, interest, or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders. However, there is no guarantee that they will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. JMP Group Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering, or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of any financing). However, the agreement entered into by JMP Group Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable), and (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from JMP Group Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that JMP Group Inc. will be able to satisfy its indemnification obligations.

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $200,000 of the net proceeds of this offering not held in the trust account and the up to $2,000,000 of interest income earned, subject to adjustment, after taxes payable, in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses relating to our liquidation and winding up. We believe that there should be sufficient funds available to us for our working capital to fund these costs and expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable, on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes. If those funds are insufficient, JMP Group Inc. has agreed to provide us with the funds necessary to complete such liquidation (a maximum of $125,000 in fees and expenses).

For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than approximately $9.85 per share (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full), please see the sections entitled “Risk Factors—Risks Relating to the Company and the Offering—If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.85 per share,” “—Risks Relating to the Company and the Offering—Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions,” “—Risks Relating to the Company and the Offering—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law,” and “Proposed Business—Consummating an Initial Business Combination—Liquidation if No Business Combination.”

Directed unit program:	As part of this offering, we have reserved up to a total of units for sale to directors, employees and advisors of JMP, including our executive officers, pursuant to a directed unit program. Units sold pursuant to this program will be sold at a price of $9.65 per unit, compared to an initial public offering price of $10.00 per unit for units sold to the public in this offering. Underwriting discounts and commissions payable with respect to units sold pursuant to the directed unit program will be $0.35 per unit (rather than underwriting discounts and commissions of $0.70 per unit that will be payable on units sold to the public in this offering), and all underwriting discounts and commissions payable on units sold pursuant to the directed unit program will be deferred by the underwriters and placed in the trust account. As a result, the total gross proceeds (before underwriting discounts and commissions and offering expenses payable by us) and the total underwriting discounts and commissions from the sale of units in this offering will decline by $0.35 for each unit sold pursuant to the directed unit program. However, because we will receive net proceeds (after underwriting discounts and commissions but before offering expenses payable by us) of $9.30 for each unit sold under the directed unit program (which is the same as the net proceeds, after underwriting discounts and commissions but before offering expenses payable by us, that we will receive for each unit sold to the public in this offering), and because all of the underwriting discounts and commissions payable on units sold pursuant to the directed unit program will be deferred by the underwriters and placed in the trust account, the total net proceeds, before offering expenses payable by us, we will receive from the sale of the units offered hereby and the total amount deposited in the trust account will be the same whether or not units are sold pursuant to the directed unit program.

Unless otherwise indicated or the context otherwise requires, this prospectus assumes that no units will be sold through the directed unit program. The number of units available for sale to the public in this offering will be reduced by the number of directed units purchased by participants in the program, up to the maximum of units. Units sold under the directed unit program (and the shares and warrants included therein and the shares issuable upon exercise of those warrants) will not be subject to lock-up agreements.

SUMMARY FINANCIAL DATA

The following table summarizes financial data for our business and should be read in conjunction with our audited financial statements, and the notes related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of January 11, 2008
Balance Sheet Data:	Actual	As Adjusted(2)
Working capital (deficiency)	$(127,074)	$142,717,926
Total assets	370,000	147,967,926
Total liabilities	352,074	5,250,000
Value of common stock which may be converted to cash (approximately $9.85 per share)(1)	—	44,324,990
Total stockholders’ equity	$17,926	$98,392,936

(1)	If the initial business combination is approved and consummated, public stockholders who voted against the business combination will be entitled to convert their shares of our common stock for cash of approximately $9.85 per share (or up to $44,324,990 in the aggregate), which amount represents approximately $9.50 per share (or up to $42,749,990 in the aggregate) representing the net proceeds of the offering and the sale of the private placement warrants, and $0.35 per share (or up to $1,575,000 in the aggregate) representing deferred underwriting discounts and commissions that the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, and does not take into account interest income earned on and retained in the trust account. The foregoing information assumes no exercise of the underwriters’ over-allotment option.
(2)	Dollar amounts in the as adjusted column are the same whether or not units are sold pursuant to the directed unit program described in this prospectus.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the forfeiture of 562,500 shares of common stock by JMP Group Inc. and the receipt of $4,000,000 from the sale of the private placement warrants, including the application of the estimated net proceeds to repay a $200,000 note payable. The “As adjusted” working capital balance of $142,717,926 (assuming no exercise of the underwriters’ over-allotment), reflects the net proceeds (after the offering expenses) of $147,950,000 (which is not net of deferred underwriting discounts and commissions of $5,250,000), cash of $225,000 less cash payment of other accrued expenses of $7,074 and note payable to stockholder of $200,000; less the deferred underwriting discounts and commissions of $5,250,000 to be reflected as a current liability after completion of this offering. Because the current liabilities as of January 11, 2008 are assumed to be paid from the proceeds at completion of this offering, they are reflected as a reduction of cash and therefore are no longer considered a liability in the “As adjusted” column. After the completion of this offering, the deferred underwriting discounts and commissions of $5,250,000, which are being held in the trust account, will represent the only current liability.

The total assets “As adjusted” amount of $147,967,926 (assuming no exercise of the underwriters’ over-allotment), reflects the net proceeds (after the offering expenses) of $147,950,000 (which is not net of deferred underwriting discounts and commissions of $5,250,000), cash of $225,000 less cash payment of other accrued expenses of $7,074 and note payable to stockholder of $200,000. The “As adjusted” working capital amount of $142,717,926 represents the total assets of $147,967,926 less the $5,250,000 deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include $147,950,000 (which includes deferred underwriting discounts and commissions of $5,250,000 assuming no exercise of the underwriters’ over-allotment option) that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of $5,250,000 in payment of their deferred underwriting discounts and commissions (assuming no exercise of the underwriters’ over-allotment option) (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights), and (iii) to us in the amount remaining in the trust account (after taxes payable, and after interest income earned up to $2,000,000, subject to increase in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, on the trust balance that may be released to us to fund our working capital requirements). All such proceeds will be distributed from the trust account upon the consummation of our initial business combination meeting the criteria described in this prospectus. If such a business combination is not so consummated within 24 months after the date of this prospectus, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest income thereon, after taxes payable, and after interest income earned, after taxes payable, of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, on the trust account balance previously released to us to fund our working capital requirements, and after payment of or provision for our then existing and estimated future liabilities, will be distributed to our public stockholders as part of a plan of distribution.

We will not proceed with an initial business combination that is otherwise approved by our stockholders as required below if (i) public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights or (ii) the amendment to our certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We will not propose to our stockholders any transaction that is conditioned on holders of less than 30% of the shares of our common stock held by the public stockholders exercising their conversion rights. Accordingly, we may consummate an initial business combination only if (i) a majority of the shares of common stock included in the units offered hereby and voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the initial business combination and exercise their conversion rights, and (iii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our certificate of incorporation to provide for our perpetual existence. If this occurred, holders of up to one share less than 30% of the shares of common stock sold in this offering, or 4,499,999 shares of common stock (or 5,174,999 if the underwriters exercise their over-allotment option in full), could convert such shares into cash at an initial per share conversion price of approximately $9.85 (or approximately $9.82 if the underwriters exercise their over-allotment option in full), except to the extent limited as described under “Risk Factors—Risks Relating to the Company and the Offering—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest income thereon, after taxes payable and after interest income earned, after taxes payable, on the trust account balance previously released to us as described above, as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock included in the units sold in this offering.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock, except for any change that becomes effective on or after the consummation of our initial business combination. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this threshold or waive this requirement, except for any change that becomes effective on or after the consummation of our initial business combination.

In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, either for or against a business combination and an amendment to our certificate of incorporation to provide for our perpetual existence in the same manner as the majority of the shares of common stock included in the units offered hereby voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. Accordingly, our existing holders will not have any conversion rights in respect of those shares acquired prior to, in, or following the completion of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, prospects, financial condition, and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our units and the sale of the private placement warrants. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate an initial business combination with one or more businesses or a portion of such business or businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions, whether formal or informal, with any prospective target business regarding our initial business combination or taken any direct or indirect measures to locate a specific target business or consummate our initial business combination. As a result, you have a limited basis upon which to evaluate whether we will be able to identify an attractive target business. We will not generate any operating revenues until, if at all, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of January 11, 2008, we had $225,000 in cash and a working capital deficiency of $127,074. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate an initial business combination with one or more businesses, or a portion of such business or businesses, with a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account at the time of our initial business combination (less the deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 24 months after the date of this prospectus. If we fail to consummate our initial business combination meeting such criteria within the required time frame, in accordance with our certificate of incorporation, our corporate existence will terminate, except for purposes of liquidation and winding up. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our initial business combination, we may not be able to find a suitable target business or businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our initial business combination.

If we are required to liquidate without consummating our initial business combination, our public stockholders will receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate our initial business combination meeting the criteria described herein within 24 months from the date of this prospectus and are required to liquidate, the per share liquidation amount will be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, the anticipated costs associated with seeking our initial business combination and costs associated with our liquidation. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

While we are not permitted to access proceeds from this offering or the sale of the private placement warrants in the trust account for operating expenses and costs associated with investigating a business combination, up to $2,000,000, subject to adjustment, of interest income on the trust balance, after taxes payable, may be released to us to fund our working capital requirements, including the costs of investigating and pursuing a business combination transaction, expenses associated with our liquidation and other miscellaneous items. A liquidating distribution will be no more than approximately $9.85 per share (not including interest, if any, on the trust account and assuming the underwriters do not exercise their over-allotment option) because expenses and underwriting discounts and commissions totaling approximately $6,050,000 (which amount excludes the deferred underwriting discounts and commissions to be placed in the trust account) will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidating distributions.

We have 24 months from the date of this prospectus in which to consummate our initial business combination meeting the criteria described herein. We have no obligation to return funds in the trust account to investors prior to such date unless we consummate our initial business combination prior thereto and only then to those public stockholders that have both voted against the business combination and requested conversion of their shares in the manner described herein. Only after the expiration of this 24-month period will public stockholders be entitled to liquidating distributions if we are unable to consummate our initial business combination. Accordingly, funds in the trust account will be unavailable to public stockholders until such time.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (excluding shares held by existing holders) the right to have his, her or its shares of common stock converted to cash if the public stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers, or its or any other person with whom he, she, or it is acting in concert or as a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than

10% of the shares of common stock included in the units being sold in this offering. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved and consummated, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the balance of the shares in excess of 10% of the shares of common stock included in the units being sold in this offering or sell them in the secondary market. We cannot assure you that the value of the excess shares will appreciate or will not decline over time following a business combination or that the market price of our common stock will exceed the per share conversion price. Furthermore, this limitation could result in fewer available funds being released from the trust account upon conversion and, as a result, make it easier to fund our initial business combination.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing holders) the right to elect to have his, her or its shares of common stock converted to cash if such public stockholder votes against the initial business combination and the initial business combination is approved and consummated, except as specified under “—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” As a result, such a public stockholder must both vote against such business combination and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination if it requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, as to which no assurance can be given, and if such financing involves debt, our leverage ratio may not be optimal for our business combination and, if such financing involves an issuance of our equity, it may be dilutive to our public stockholders. This may limit our ability to effectuate the most attractive business combination available to us.

A public stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any public stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining public stockholder will lose the ability to receive a pro rata share of the trust account, including interest income thereon (after taxes payable and after release of up to $2,000,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) of interest income earned, after taxes payable, thereon to fund working capital requirements and after payment of or provision for our then existing and estimated future liabilities), which would be available to a public stockholder (other than our executive officers, directors and existing holders) that both votes against our initial business combination and exercises its conversion rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, The Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a relatively short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We will proceed with a business combination even if public stockholders owning in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. This provision may make it easier for us to have an initial business combination approved over stockholder dissent.

We will proceed with a business combination only if public stockholders owning in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. Accordingly, the public stockholders owning in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at one share less than 30% (rather than the 20% conversion percentage that had until recently been customary in similar offerings) in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change and of the restrictions with regard to any stockholder converting more than 10% of the shares of common stock included in the units sold in this offering, it may be easier for us to consummate a business combination even in the face of a strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings.

We may need to raise additional funds in order to consummate our initial business combination and may be unable to arrange financing on favorable terms.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many public stockholders may exercise their conversion rights, we may need to arrange for third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on favorable terms, or at all. Further, the United States credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the credit spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access any debt financing on reasonable terms.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to consummate a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under U.S. federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC, promptly following completion of this offering that includes an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business–Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

We may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

We plan to conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance, and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the date of this prospectus. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. In addition, in pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. Since little or no public information may exist about these companies, we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

If our diligence fails to identify issues specific to a target business, industry, or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges or expenses that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing in connection with a business combination or thereafter.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our certificate of incorporation provides, among other things, that:

•

upon completion of this offering, a total of $147,750,000 (or $169,462,500 if the underwriters’ over-allotment option is exercised in full) from the proceeds from this offering, deferred underwriting discounts and commissions and the proceeds from the sale of the private placement warrants will be deposited into the trust account, which proceeds may not generally be disbursed from the trust account until the earlier of (i) our initial business combination or (ii) our liquidation;

•	prior to consummating any business combination, we must submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination only if (i) a majority of the shares of our common stock included in the units sold in this offering and voted by our public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence;

•

if our initial business combination is not consummated within the 24 months following the date of this prospectus, then our corporate purposes and powers will immediately thereupon be limited to winding up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

Our certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the requirements and restrictions of our amended and restated certificate of incorporation that relate to this offering and apply to us until the consummation of our initial business combination as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for a potential target business from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other blank check companies have been formed, some of which have similar investment objectives as ours, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering and the proceeds from the sale of the private placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our initial business combination within the required 24-month time period;

•

the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•

the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our initial business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire a business or businesses, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms, or at all.

Because our initial business combination may entail the combination of more than one business or portions of businesses, we may not be able to consummate an attractive business combination.

To the extent that our initial business combination entails the contemporaneous combination with more than one business or portions of businesses, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses should be contingent upon the simultaneous closings of the other acquisitions. Such factors may make it difficult for us to consummate an attractive business combination.

Because there are numerous “blank check” companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate our initial business combination.

Based upon publicly available information, as of January 31, 2008, approximately 150 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 47 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 43 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Eight companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 74 “blank check” companies that we estimate to have raised approximately $13.5 billion that is currently held in trust accounts, and potentially an additional 47 “blank check” companies that have filed registration statements to raise approximately $10.4 billion, will be seeking to enter into business combinations. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 43 “blank check” companies have consummated a business combination, 25 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and eight companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time period. If we are unable to find a suitable target operating business within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that the $200,000 available to us outside of the trust account upon completion of this offering and interest income earned, after taxes payable, of up to $2,000,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months, including expenses incurred in connection with our initial business combination, based upon our executive officers’ estimate of the funds required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the funds available to fund our search, to pay our tax obligations and to complete the initial business combination. See “—A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.” If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing holders or third parties. Such additional financing may include loans from third parties or additional sales of our securities, although we currently have no arrangements to obtain any such financing, and no party is under any obligation to make such financing available to us. We would seek to have any third party lenders waive claims to any monies held in the trust account for the benefit of the public stockholders. JMP Group Inc. has agreed to indemnify the trust account for claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the funds in the trust account available for payment to our public stockholders in the event of a liquidation, except that there will be no indemnity as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable). We may not be able to obtain any additional financing. None of our executive officers, directors or existing holders and no third parties are obligated to provide any additional financing in the amounts needed, or at all, and the terms (including cost) of any financing that is obtained may be unduly burdensome and restrictive. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to liquidate prior to consummating our initial business combination.

A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to pay any additional offering expenses and to fund our working capital requirements. We will depend on sufficient interest income being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to negotiate and obtain approval of our initial business combination, as well as to pay any tax obligations that we may owe. Funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

While we are entitled to have released to us for such purposes certain interest income earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to locate, structure, negotiate and obtain approval of our initial business combination. In such event, we may need to seek to borrow funds or issue securities for such purposes, as to which no assurance can be given, or may be forced to liquidate. No party is under any obligation to advance funds to us in the future.

An increase in the size of this offering or the exercise by the underwriters of their over-allotment option may result in a reduction in the per-share amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If the underwriters exercise their over-allotment option in full, the amount per share held in trust and payable to our public stockholders upon our liquidation or their exercise of conversion rights will be reduced from approximately $9.85 to approximately $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price would decrease further by approximately $0.03 (assuming the underwriters’ over-allotment option is exercised in full).

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the initial units and the private placement warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior public offerings of securities by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein within the required 24 month time period;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of target businesses; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. Accordingly, on or prior to 24 months following the date of this prospectus, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,000,000, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration which we will be able to pay for our initial business combination will depend on whether we choose, or are able, to pay a portion of our initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt or other equity financing and the number of shares of common stock that are convertible into a pro rata share of the amount then on deposit in the trust fund as described under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights.” Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate our initial business combination, because we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we will be required to either find additional financing or liquidate and distribute funds then held in the trust account to public stockholders.

If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.85 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities which provide goods and services to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business or any other person and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidating distribution could be less than the approximately $9.85, plus accrued interest expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option) as a result of such claims. If we are unable to consummate our initial business combination and are required to liquidate, JMP Group Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of any financing). However, the agreement entered into by JMP Group Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from JMP Group Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that JMP Group Inc. will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and JMP Group Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against JMP Group Inc. to enforce its indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims are permitted against the trust account, the per share liquidating distribution will be less than the approximately $9.85 per share expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our independent directors may decide not to enforce JMP Group Inc.’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

JMP Group Inc. has agreed to indemnify us, subject to exceptions, in the event of our liquidation for claims made by a “vendor” (as defined in the preceding risk factor) for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering, or by a prospective target business, in each case only to the extent claims made by such party reduce the amount in the trust account payable to our public stockholders in the event of our liquidation. In the event that the proceeds in the trust account are reduced and JMP Group Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against JMP Group Inc. to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against JMP Group Inc. to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of JMP Group Inc. or if any of these third parties is successful in obtaining funds from the trust account to pay any such claim, the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidating distribution will be less than the approximately $9.85 expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

We have 24 months after the date of this prospectus in which to complete our initial business combination. We have no obligation to return funds to our stockholders prior to such date unless we consummate a business combination before then, and only then in cases where stockholders have sought conversion of their shares in connection with a stockholder vote to approve our initial business combination. Only after the expiration of this time period will public stockholders be entitled to liquidating distributions if we are unable to complete a business combination. Accordingly, the funds held in our trust account may be unavailable to stockholders until such date.

If we are unable to consummate our initial business combination on or prior to 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General

Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period from the date of the last notice of rejection given by the corporation before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution (unless such three-year period is extended by the Delaware Court of Chancery). However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law to adopt a plan of distribution that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all claims in pending actions, suits, or proceedings, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that are pending or that may be potentially brought against us. If we underestimate claims that are pending or that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In addition, because we are required to dissolve before the funds from the trust can be distributed to our stockholders, there could be time delays in making such a distribution. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the completion of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the completion of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although no assurance can be given that such parties will execute such agreements or that such agreements will be enforceable. Furthermore, we cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the date that is 24 months from the date of this prospectus if we have failed to consummate our initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that a target business is required to have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing deferred underwriting discounts and commissions, interest income that may be released to us, and taxes payable) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business–Consummating an Initial Business Combination–Selection of a Target and Structuring of an Initial Business Combination.”

A significant portion of our working capital could be depleted in pursuing business combinations that are not consummated.

It is anticipated that the identification and investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons, including those beyond our control, such as if our public stockholders holding 30% or more of our shares of common stock vote against our initial business combination and elect to exercise their conversion rights even though a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the private placement, there will be 108,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of all of our outstanding warrants and assuming no exercise of the underwriters’ over-allotment option) and all of the 500,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

•	significantly dilute the equity interests of our public stockholders;

•

cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of our current executive officers and directors;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock and warrants.

In addition, after the consummation of or in connection with our initial business combination, we may issue options or rights under stock compensation plans or issue additional shares of common stock or securities convertible into or exchangeable or exercisable for common stock, as a result of which our public stockholders may experience further dilution.

Our certificate of incorporation prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants or any options or other securities convertible or exchangeable into common stock or preferred stock, except that this restriction will not apply to securities we issue pursuant to or in connection with any initial business combination.

We may be unable to obtain additional financing, if required, to consummate our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be sufficient to allow us to consummate our initial business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the proceeds from the sale of the private placement warrants prove to be insufficient, because of the size of the initial business combination or the depletion of the available proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from public stockholders exercising conversion rights, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, or at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance our initial business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•

require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the development or growth of any target business or businesses we acquire. No party, including our executive officers, directors and existing holders, is required to provide any financing to us in connection with or after the consummation of our initial business combination.

JMP entities and JMP’s asset management business may themselves compete or may represent a client in competition with us to acquire potential target businesses, thereby causing conflicts of interest that prevent us from pursuing, or prevent JMP from advising us of, potential target businesses. This conflict of interest could have a negative impact on our ability to consummate a business combination.

JMP undertakes a wide range of financial advisory, investment banking, asset management, and other activities for a wide variety of clients, including institutions, companies, individuals, and for its own account. Accordingly, there may be situations in which JMP has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to JMP.

JMP currently operates an asset management business in the United States, specializing in alternative investment products. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a real estate investment trust, and JMP Capital, a private equity co-investment fund. However, to the extent that investment vehicles managed by JMP acquire equity interests in businesses, their typical strategy is to make minority investments, which therefore should not conflict with our strategy of acquiring majority control. Mr. Keenan, our President and one of our directors, serves as the President of JMP Capital. JMP Capital currently targets investments that do not exceed $25 million in size, which would be a smaller size than is required for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with JMP Capital for one or more of such targets. Furthermore, JMP Capital may also participate in transactions with other investors in the acquisition of a larger target. If JMP Capital were to participate in a transaction with other investors in the acquisition of a larger target or change its investment criteria, JMP Capital may be in direct competition with us for a possible target for our initial business combination. In addition, JMP, including its asset management business, also may make, or seek to make, investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

Other clients of JMP’s advisory and capital markets business may also compete with us for acquisition opportunities meeting our investment objectives. If JMP is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within JMP, including by Mr. Jolson, Mr. Keenan and other persons who may make decisions for us, may be suitable for both us and for an investment banking client or a current or future JMP-managed investment vehicle and may be directed to such client or investment vehicle rather than to us. JMP’s advisory business may also be engaged to advise the seller of an entity, business, or assets that would qualify as an acquisition opportunity for us. Due to Mr. Jolson’s and Mr. Keenan’s relationship with JMP and with us, Mr. Jolson and Mr. Keenan may be precluded by general fiduciary principles and best business practices from being involved both as advisors to a potential seller and as executive officers and board members of the potential buyer. In such cases, we may be precluded from participating in the sale process and from purchasing the entity, business, or assets. If we are permitted to pursue the acquisition opportunity, JMP’s interests or its obligations to the seller will conflict with our interests.

Neither JMP nor our executive officers or directors who are also employed by JMP have any obligation to present us with any opportunity for a potential business combination of which they become aware. JMP and/or our management, in their capacities as officers of JMP or in their other endeavors, may choose or be obligated to present potential business combinations to JMP, current or future JMP-managed investment vehicles, including JMP Capital, or third parties, including clients of JMP, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or any of our directors employed by JMP identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first give such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware unless the particular opportunity was expressly offered to the independent director solely in his or her capacity as one of our directors. Moreover, our certificate of incorporation provides that the doctrine of corporate opportunity shall not apply with respect to, among other things, JMP, any member of our board, any of our officers who is affiliated with JMP, or any of their respective affiliates, and further provides that none of them shall have an obligation to refrain from engaging in any business opportunity, transaction, or other matter that involves a potential target business.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Some of our executive officers and directors may continue to be involved in our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, are negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Mr. Jolson is Chairman and Chief Executive Officer of JMP Group Inc. and Chief Executive Officer of JMP Asset Management. Mr. Keenan is a managing director of JMP Asset Management and is President of JMP Capital, a private equity co-investment fund. Our outside directors also serve as officers and board members for other entities, including, without limitation _____________________________________. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities in similar businesses and, accordingly, may have conflicts of interest in determining to which entity an opportunity for a particular business combination should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses, or a portion of such business or businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. As described herein, our executive officers and certain of our directors are employed by JMP. Our outside directors also serve as officers and board members for other entities, including, without limitation, __________________________________________. As a result, our executive officers and directors may compete with us for attractive opportunities for business combinations. In each case, our executive officers’ and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us.

If any of our executive officers and directors become aware of opportunities for business combinations that may be appropriate for presentation to us as well as the other entities with which he or she is or may be affiliated, due to existing affiliations with these entities they may have contractual and fiduciary obligations to present, or may otherwise decide to present, potential business opportunities to those entities instead of or prior to presenting them to us.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and existing holders’ involvement with other entities, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing holders. As described herein, our executive officers and certain of our directors are affiliated with JMP. Our outside directors also serve as officers and board members for other entities, including, without limitation,                     . JMP and such other entities may compete with us for business combination opportunities. Our executive officers, directors and existing holders are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business–Consummating an Initial Business Combination–Selection of a Target and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our executive officers, directors or existing holders or with JMP (including an entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP), potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Moreover, investment banking firms providing fairness opinions typically place limitation on the purposes for which the opinion may be used or the persons who may rely upon such opinion and there can be no assurance that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire a business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our initial business combination through a blank check company or a company with a structure similar to ours.

Because our existing holders will own a substantial amount of equity in us, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Upon the completion of this offering, our existing holders will own, directly or indirectly, a substantial amount of equity in us in the form of our initial securities and the private placement warrants. Upon our liquidation, none of them will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to the completion of this offering and the initial warrants and private placement warrants will expire worthless. Accordingly, they would lose their entire investment in us represented by such shares and warrants were a liquidation to occur. Therefore, our existing holders’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and amounts properly withdrawable from the trust account unless and until the initial business combination is consummated. Amounts available for such expenses are based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and consummate our initial business combination. This estimate may prove to be inaccurate, especially if a portion of such amounts is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion of such amounts in pursuit of a business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and, thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interest. Our certificate of incorporation provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interest of stockholders. Furthermore, under our bylaws, our directors may only be removed by a majority of our stockholders and only for cause. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flows and book value and may include any indebtedness of such businesses that we repay, refinance or assume in connection with the business combination. If our board of directors is not able to independently determine the fair market value of the target business or if any of our executive officers, directors or existing holders or JMP (including an entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP) are affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion, except that we will obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with a target business affiliated with our executive officers, directors or existing holders or JMP (including an entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP). Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

The AMEX may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our units, and, after the date of separation, shares of common stock and warrants, will be listed on the AMEX on or promptly after the date of this prospectus or the date of separation, as the case may be. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future or prior to a business combination. In order to continue listing our securities on the AMEX prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a “low selling price” as determined by the AMEX. Additionally, in connection with our initial business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than AMEX’s continued listing requirements. For instance, our stock price would generally be required to be at least $3 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences, including:

•	greater difficulty in consummating our initial business combination;

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities listed on certain securities exchanges, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities on favorable terms, or at all.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the proceeds from the sale of the private placement warrants, after reserving $200,000 of the proceeds for our operating expenses, will provide us with approximately $142,500,000 (or $163,425,000 if the underwriters’ over-allotment option is exercised in full and assuming that none of our stockholders exercises their conversion rights), excluding deferred underwriting discounts and commissions, which we may use to consummate our initial business combination. If our stockholders exercise conversion rights to the maximum extent permitted, then these amounts will be reduced to $44,324,990 (or $50,838,740 if the underwriters’ over-allotment option is exercised in full). Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to consummate our initial business combination with only a single business, which may have only a single or limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Furthermore, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single business with which to consummate our initial business combination, we may seek to combine contemporaneously with multiple businesses or a portion of such businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, prospects, financial condition, liquidity, cash flows and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We expect to rely upon our access to JMP’s managing directors and other senior professionals in completing an initial business combination.

We expect that we will depend, to a significant extent, on our access to the managing directors and other senior professionals of JMP and the information and deal flow generated by JMP’s managing directors and other senior professionals in the course of their investment banking and advisory activities to identify and complete our initial business combination. Consequently, the departure of a significant number of the managing directors and senior professionals of JMP could have a material adverse effect on our ability to consummate an initial business combination.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a target business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our business, prospects and financial condition and performance would likely suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all or many of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business operates will likely govern all or many of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of these agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a target business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of the United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Our existing holders will own a substantial interest in us upon completion of this offering and thus may significantly influence us and certain actions requiring a stockholder vote.

Upon completion of this offering, our existing holders, will collectively, directly or indirectly, own 20% of our issued and outstanding shares of common stock (assuming that they do not transfer any of their initial securities as permitted herein and do not purchase any units in this offering). In addition, some of our existing holders may acquire additional units in the directed unit program described in this prospectus.

Our existing holders, executive officers and directors may vote any shares of common stock owned by them in any manner they may choose on most matters. However, our existing holders have agreed, in connection with the stockholder vote required to approve our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the shares of common stock (including the shares of common stock included in any initial units) acquired by them prior to the completion of this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders. Our existing holders, executive officers and directors have agreed that if they acquire shares of common stock (including shares of common stock included in any units being sold in this offering) in or following this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

As a result of their ownership of shares of our common stock upon completion of this offering, our existing holders may exert substantial influence on amendments to our certificate of incorporation and approval of material transactions (including our initial business combination). Except as may otherwise be set forth in this prospectus, none of our executive officers, directors, existing holders or their respective affiliates has indicated any intention to purchase units in this offering or units or shares of common stock included in such units in the secondary market or in private transactions, except that they may elect to purchase units in the directed unit program. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our executive officers, directors, existing holders and their respective affiliates could, in their sole discretion, determine to make such purchases in the secondary market or in private transactions and exert greater influence on the vote.

Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. In the event that the consummation of our initial business combination occurs prior to our first annual meeting to elect new directors, all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their ownership of shares of our common stock (including shares of common stock included in the initial units) upon completion of this offering, our existing holders may exert considerable influence on the election of our directors. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote.

It is unlikely that we will hold an annual meeting of stockholders prior to calendar year 2009 and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law.

It is unlikely that we will hold an annual meeting of stockholders to elect directors prior to calendar year 2009 and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. If our stockholders required us to hold an annual meeting prior to our consummation of our initial business combination, they would be required to submit an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Our executive officers, directors and existing holders may purchase units in this offering or units or shares of our common stock included in such units in the secondary market, which may give them greater influence over the approval of our initial business combination.

In the event that our executive officers, directors and existing holders acquire units in this offering or units or shares of our common stock included in such units in the secondary market, they have agreed to vote such shares in favor of our initial business combination. These additional purchases would allow our executive officers, directors and existing holders to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our executive officers, directors and existing holders make such additional purchases, then our public stockholders (other than our existing holders) will hold proportionately fewer shares, and therefore it is possible that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 30% conversion rate that is required in order to approve our initial business combination.

The ability of our executive officers, directors and existing holders to acquire units in this offering or units or shares of common stock included in such units in the secondary market, vote the acquired shares in favor of our initial business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved absent the foregoing. Because our existing holders purchased their initial securities at a lower price than the units being purchased by our public stockholders in this offering, our existing holders may profit from a business combination that would be unprofitable for our other public stockholders.

Our initial holders paid approximately $0.006 per initial unit for its initial units, and accordingly, you will experience immediate and substantial dilution from the purchase of the shares of our common stock included in the units being sold in this offering.

The difference between the public offering price per share of our common stock (assuming that no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering represents dilution to you and the other investors in this offering. The fact that our initial holders purchased its initial units at a price of approximately $0.006 per initial unit prior to this offering has significantly contributed to this dilution. Assuming this offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of 31.0%, or $3.10 per share of common stock, (the difference between the pro forma net tangible book value per share of common stock of $6.90 and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or, at our option, through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We may redeem your unexpired warrants prior to their exercise which may benefit holders of the private placement warrants.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, holders of the initial warrants or private placement warrants could potentially realize a larger gain on exercise or sale of their warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their initial warrants or private placement warrants, the value of such warrants may also decline.

Our management’s ability to require holders of warrants included in the units offered hereby to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call the warrants included in the units offered hereby for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants and upon exercise would receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the total number of shares of common stock underlying the warrants being surrendered, multiplied by the difference between the exercise price of the warrants and their fair market value by (y) the fair market value. The “fair market value” shall mean the average closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate our initial business combination.

Upon completion of this offering, the initial holders will own warrants to purchase 3,750,000 shares of common stock (or warrants to purchase 4,312,500 shares of common stock if the underwriters’ over-allotment option is exercised in full) that were issued as part of the initial units. As part of the units being sold in this offering, we will be issuing warrants to purchase 15,000,000 shares of common stock (or 17,250,000 shares of common stock if the underwriters’ over-allotment option is exercised in full). In addition, in connection with the private placement, we will be issuing private placement warrants to JMP Group Inc. to purchase an aggregate of 4,000,000 shares of common stock. To the extent we issue shares of common stock to consummate our initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such warrants, when exercised, will significantly increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

Our executive officers, directors and existing holders have registration rights and such registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate our initial business combination.

Our executive officers, directors and existing holders are entitled to demand on up to three occasions that we register the resale of their initial securities, private placement warrants and shares of common stock issuable upon exercise of the initial warrants or the private placement warrants. In addition, they also have certain “piggyback” registration rights and the right to registration on Form S-3 to the extent that we are eligible to use Form S-3. If they exercise their registration rights with respect to all of the initial shares and all of the shares of common stock issuable upon exercise of the initial warrants and the private placement warrants and assuming exercise in full of the underwriters’ over-allotment option, then there will be an additional 12,625,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or demand greater consideration as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement or the availability of a current prospectus relating to the shares of common stock issuable upon exercise of our warrants will preclude investors from being able to exercise their warrants and such warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to shares of common stock issuable upon exercise of the warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our commercially reasonable efforts to maintain an effective registration statement and the availability of a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and an available current prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a current prospectus relating to the common stock issuable upon the exercise of the warrants is not available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and current prospectus. If you are unable to exercise your warrants, your warrants will be worthless when they expire.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our common stock, warrants and/or units.

Our directors, including those we expect to serve on our audit committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, will own shares of our common stock prior to the completion of this offering, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and those proceeds properly withdrawable from the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business, prospects and financial condition and performance and the price of our securities.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a business combination with one or more target businesses or a portion of one or more target businesses;

•	expectations regarding competition for business combination opportunities and beliefs regarding the types of businesses that we can purchase;

•

executive officers and directors allocating their time to other businesses and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•

belief that upon completion of the sale of the private placement warrants and this offering we will have sufficient funds to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time;

•

estimate regarding the operating expenses of our business before and after the consummation of our initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•

expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities with whom we do business;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the AMEX; and

•

intention to make liquidating distributions to our public stockholders as soon as reasonably possible if we have not consummated our initial business combination within 24 months after the date of this prospectus and we are obligated to terminate our corporate existence.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option
Gross proceeds:
This offering(1)	$150,000,000	$172,500,000
Private placement warrants	4,000,000	4,000,000

Total gross proceeds(1)	$154,000,000	$176,500,000

Offering expenses(2):
Underwriting discount (7% of gross proceeds of this offering)(1)(3)	10,500,000	12,075,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	6,780	6,780
FINRA filing fee	17,750	17,750
AMEX listing fee	70,000	70,000
Miscellaneous expenses	235,470	235,470

Total offering expenses(1)	$11,300,000	$12,875,000

Net proceeds after offering expenses	142,700,000	163,625,000
Net offering proceeds not held in the trust account(4)	(200,000)	(200,000)

Net proceeds held in the trust account for our benefit(5)	$142,500,000	$163,425,000
Deferred underwriting discounts and commissions held in the trust account	5,250,000	6,037,500

Total amount held in the trust account(5)	$147,750,000	$169,462,500

Percentage of the gross proceeds of this offering held in the trust account	98.5%	98.2%

Use of net proceeds not held in the trust account and amounts available from interest income earned (after taxes payable) on the trust account:
Administrative fees relating to office space and administrative services ($10,000 per month for 2 years)	240,000	240,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)(6)	1,960,000	2,260,000

Total	$2,200,000	$2,500,000

(1)

Data in the foregoing table assumes that no units are sold pursuant to the directed unit program described in this prospectus. Units sold through the directed unit program described in this prospectus will be sold at a price of $9.65 per unit, compared to an initial public offering price of $10.00 per unit for units sold to the public in this offering. Underwriting discounts and commissions payable with respect to units sold pursuant to the directed units program will be $0.35 per unit (rather than underwriting discounts and commissions of $0.70 per unit payable on the other units offered hereby), and all of the underwriting discounts and commissions payable in respect of units sold pursuant to the directed unit program will be deferred by the underwriters and placed in the trust account. As a result, for each unit sold pursuant to the directed unit program, gross proceeds of this offering, total gross proceeds, total underwriting discount, and total offering expenses will decrease by $0.35. For example, if all             of the units offered pursuant to the directed unit program are sold, gross proceeds of this offering will decrease to $            , total gross proceeds will decrease to $            , total underwriting discount will

decrease to $            , and total offering expenses will decrease to $             (or $            , $            , $             and $            , respectively, if the underwriters’ over-allotment option is exercised in full). However, because we will receive net proceeds (after underwriting discounts but before other offering expenses) of $9.30 for each unit sold under the directed unit program (which is the same amount of net proceeds, after underwriting discounts but before other offering expenses, that we will receive for each unit sold to the public in this offering), and because all of the underwriting discounts payable on units sold pursuant to the directed unit program will be deferred by the underwriters and placed in the trust account, the net proceeds held in the trust account for our benefit, the deferred underwriting discounts and commissions held in the trust account and the amount held in the trust account, each as set forth in the foregoing table, will be the same whether or not units are sold pursuant to the directed unit program. Moreover, assuming that                  units are sold pursuant the directed unit program, the percentage of the gross proceeds of this offering held in the trust account would increase to         % (or         % assuming that the over allotment option is exercised in full), and if all              units reserved for sale are sold pursuant to the directed unit program, the percentage of the gross proceeds of this offering held in the trust account would increase to         % (or         % assuming that the underwriters’ over-allotment option is exercised in full).

(2)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from JMP Group Inc. as described below, which loan bears interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect at the time of payment, compounded semi-annually. This loan will be repaid out of the net proceeds of this offering.
(3)	Includes underwriting discounts and commissions equal to 3.5% (assuming that no units are sold in the directed unit program), of the gross proceeds from the sale of the units in the offering, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate our initial business combination, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). If we fail to consummate our initial business combination meeting the criteria described herein on or prior to the date that is 24 months after the date of this prospectus, the underwriters have agreed to waive their right to these deferred underwriting discounts and commissions. See the section entitled “Underwriting–Discounts and Commissions.” The total amount of underwriting discounts and commissions that are deferred and placed in the trust account will be the same whether or not units are sold pursuant to the directed unit program. However, because the price of units sold pursuant to the directed unit program will be $9.65 per unit (rather than the initial public offering price of $10.00 per unit), the total gross proceeds from the sale of units in this offering will be lower than the amounts reflected in the foregoing table to the extent that units are sold pursuant to the directed unit program. As a result, the amount of deferred underwriting discounts and commissions that are placed in the trust account, expressed as a percentage of the gross proceeds, will be slightly higher than 3.5% if any units are sold under the directed unit program.
(4)	The amount of net proceeds from this offering and the sale of the private placement warrants not held in the trust account will remain constant at $200,000 even if the underwriters’ over-allotment option is exercised.
(5)	These amounts will be the same whether or not units are sold pursuant to the directed unit program.
(6)	$2,000,000 of interest income earned (after taxes payable) on the amounts held in the trust account, subject to adjustment, will be available to us to pay for our working capital requirements. However, if we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering, which includes $200,000 of the net proceeds from this offering and from the sale of the private placement warrants not being held in the trust account.

After estimated non-deferred expenses of this offering and the private placement, $147,750,000 (or $169,462,500 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and interest income earned, after taxes payable, on the trust account of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation. All remaining proceeds held in the trust account, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions and to pay public stockholders upon exercise of their conversion rights or will be released to public stockholders entitled to receive liquidating distributions upon our liquidation (the record date for determining such public stockholders shall be within 10 days of the liquidation date, or as soon as thereafter as is practicable) after payment of or provision for our then current and estimated future liabilities. We may not use all of the funds remaining in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our equity or debt securities or other borrowings. In that event, the remaining proceeds held in the trust account will constitute working capital for our business after our initial business combination.

We have allocated $200,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to repay a loan made to us by JMP Group Inc. and to fund a portion of our working capital. We intend to fund the majority of our working capital requirements prior to our initial business combination from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $2,000,000, subject to adjustment, of interest income, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters exercise their over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share sold in this offering held in the trust account will be reduced from approximately $9.85 to approximately $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price would decrease further by approximately $0.03 (assuming the underwriters’ over-allotment option is exercised in full).

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and JMP employees, and also may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers, directors, or existing holders, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of JMP will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and JMP Group Inc. will receive $200,000 to repay a loan made to us prior to this offering and will be entitled to receive payments of an aggregate of $10,000 per month for office space and administrative services. We believe that, based on rents and fees for similar services in San Francisco, the fees charged by JMP Group Inc. are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our executive officers, directors and existing holders and our or their affiliates, other than the loan repayment and $10,000 per month payment described above, and any payments made to members of our audit committee must be reviewed and approved by a majority of our disinterested directors.

While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll, legal and accounting costs, and the costs of developing, producing and marketing products and/or services. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors and employees of JMP, as well as any unpaid finder’s fees or similar fees or compensation, to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawable by us from the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to pay or forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in the trust account as well as the interest income earned (after taxes payable) on the trust account of up to $2,000,000, subject to adjustment, that may be released to us will be sufficient to pay our costs prior to, and in connection with, our initial business combination as contemplated herein. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the availability, amount and cost of which is currently unascertainable and cannot be assured. To the extent that such costs exceed the amounts not held in the trust account and the interest income earned (after taxes payable) on the trust account of up to $2,000,000, subject to adjustment, that may be released to us from the trust account, such costs may not be reimbursed by us unless and until we consummate an initial business combination. The role of our executive officers and directors after an initial business combination is uncertain and we have no current ability to determine what remuneration, if any, will be paid to our executive officers and directors after our initial business combination. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of the costs incurred by them that have not been reimbursed by us prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

If we do not have sufficient funds available to cover our costs, we may be required to seek additional financing from our executive officers, our directors, our existing holders or third parties. We may not be able to obtain additional financing on favorable terms, or at all, and no party, including our executive officers, our directors, our existing holders or third parties, is obligated to provide any additional financing to us. If we fail to obtain the necessary additional financing, we may be required to liquidate prior to consummating our initial business combination.

JMP Group Inc. has loaned $200,000 to us for the payment of offering expenses. The loan bears interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect at the time of payment, compounded semi-annually, and payable on the earlier of the completion of this offering or January 11, 2009.

The net proceeds of this offering and the proceeds from the sale of the private placement warrants that are not immediately required for the purposes set forth above, as well as deferred underwriting discounts and commissions, will be held in the trust account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act.

Other than (i) the repayment of the $200,000 loan described above and (ii) fees relating to office space and administrative services provided to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors and employees of JMP will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

A public stockholder will be entitled to receive funds from the trust account, including interest income earned on their pro rata portion of the funds in the trust account (after taxes payable and after release of up to $2,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund our working capital requirements, including the costs of our liquidation, and after payment of or provision for our then existing and estimated future liabilities in the case of a liquidation) only in the event of our liquidation upon our failure to consummate our initial business combination meeting the criteria described herein prior to the date that is 24 months after the date of this prospectus or if a public stockholder were to seek to convert shares of our common stock into cash in connection with our initial business combination that the public stockholder voted against and which we actually consummate (except as limited under “Risk Factors—Risks Relating to our Company and the Offering—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.”). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, all or substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any applicable taxes and (ii) interest income earned, after taxes payable, on the trust account of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. If we consummate a business combination, we anticipate that we will use any monies from the trust account not used to fund our initial business combination for working capital purposes. Accordingly, our board of directors does not anticipate declaring any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the sale of the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriting discount and commissions, including amounts held in the trust account, no exercise of the underwriters’ over-allotment option and a corresponding forfeiture of 562,500 initial units by JMP Group Inc.

As of January 11, 2008, our net tangible book value was a deficiency of $(127,074), or approximately $(0.03) per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units in this offering and the sale of the private placement warrants (but excluding shares of common stock issuable upon exercise of the warrants included in the units and upon exercise of the private placement warrants), and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,499,999 shares of common stock which may be converted into cash) as of January 11, 2008 would have been $98,392,936 or approximately $6.90 per share, representing an immediate increase in net tangible book value of approximately $6.93 per share to our existing holders and an immediate decrease in net tangible book value of approximately $3.10 per share or approximately 31.0% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value (deficit) before this offering and the sale of the private placement warrants	$(0.03)
Increase attributable to new investors in this offering and the sale of the private placement warrants	6.93

Pro forma net tangible book value after this offering and the sale of the private placement warrants		$6.90

Dilution to new investors not exercising their conversion rights		$3.10

The foregoing table assumes that units are purchased at the initial public offering price of $10.00 per unit. If we sell any units pursuant to the directed unit program described in this prospectus, the price of those units will be $9.65 per unit and, as a result, the dilution to persons purchasing units in that program will be $2.75 per unit. The $6.93 per unit increase in net tangible book value per unit attributable to new investors and the $6.90 pro forma net tangible book value per unit after this offering and the sale of the private placement warrants reflected in the foregoing table will remain the same regardless of whether or not units are sold pursuant to the directed unit program.

The pro forma net tangible book value per share after this offering and the sale of the private placement warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the private placement warrants	$(127,074)
Offering costs incurred in advance and excluded from net tangible book value	145,000
Net proceeds from this offering and the sale of the private placement warrants (excluding deferred underwriting discounts and commissions) (1)(2)	142,700,000
Less: Proceeds held in the trust account subject to conversion to cash	(44,324,990)

Total net tangible book value after this offering and the sale of the private placement warrants	$98,392,936

Denominator:
Shares of common stock outstanding prior to this offering and the sale of the private placement warrants(1)	3,750,000
Shares of common stock included in the units being sold in this offering	15,000,000
Less: Shares subject to conversion(3)	(4,499,999)

Total shares of common stock	14,250,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 562,500 initial units subject to forfeiture. Includes $200,000 of net offering proceeds not held in the trust account for our benefit.
(2)	Net proceeds does not include the deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds from the sale of the units in the offering, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate our initial business combination, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). If we fail to consummate our initial business combination meeting the criteria described herein on or prior to the date that is 24 months after the date of this prospectus, the underwriters have agreed to waive their right to these deferred underwriting discounts and commissions. See the section entitled “Underwriting—Discounts and Commissions.”
(3)	Reflects conversion rights of our public stockholders that may require us to convert up to a maximum of 4,499,999 shares (assuming no exercise of the underwriters’ over-allotment option) into cash in connection with our initial business combination.

The following table sets forth information with respect to our initial holders and the public stockholders:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial holders	3,750,000	(1)	20.00%	$25,000	0.02%	$0.007
Public stockholders	15,000,000		80.00%	150,000,000	99.98%	$10.000

Total	18,750,000		100.00%	$150,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 562,500 initial units subject to forfeiture and further assumes that none of the units sold in this offering are purchased by the initial holders. Also assumes that no units are sold pursuant to the directed unit program. The total consideration paid by public stockholders will decrease by $0.35 for each unit sold pursuant to the directed unit program. Accordingly, if all of the units reserved for sale under the directed unit program were sold pursuant to that program, then the total consideration paid by public stockholders would be $ (or %) and the average price per unit paid by public stockholders would be $ .

CAPITALIZATION

The following table sets forth our capitalization at January 11, 2008 on:

•	an actual basis; and

•

an as adjusted basis to give effect to the sale of the units offered hereby and the private placement warrants, and the application of $200,000 of the estimated net proceeds derived from the sale of such securities to repay a note payable and the forfeiture of 562,500 shares of common stock by JMP Group Inc.

	As of January 11, 2008
	Actual	As Adjusted(3)
	(unaudited)
Note payable(1)	$200,000	$—

Common stock, $0.001 par value, 0 and 4,499,999 shares of which are subject to possible conversion, shares at conversion value(2)	—	44,324,990

Stockholders’ equity:
Preferred stock, $0.001 par value, 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 4,312,500 shares issued and outstanding, actual, and 14,250,001 shares issued and outstanding (excluding 4,499,999 shares subject to possible conversion), as adjusted	4,312	14,250	(3)
Additional paid-in capital (excluding 4,499,999 shares subject to possible conversion, as adjusted)	20,688	98,385,760
Deficit accumulated during the development stage	(7,074)	(7,074)

Total stockholders’ equity	17,926	98,392,936

Total capitalization	$217,926	$142,717,926

(1)	We issued a promissory note in the amount of $200,000 to JMP Group Inc. The note is payable on the earlier of the completion of this offering or January 11, 2009 and bears interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect at the time of payment, compounded semi-annually.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders, other than our existing holders, may result in the conversion into cash of up to 4,499,999 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) included in the units being sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest income earned thereon (after taxes payable and after release of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, of interest income earned, after taxes payable, thereon, to fund our working capital requirements), as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units being sold in this offering.
(3)	Assumes that the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed on December 21, 2007 under the laws of the State of Delaware. We were formed for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target businesses or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We may effect a business combination using cash from the net proceeds of this offering and from the sale of the private placement warrants, proceeds from the issuance of additional equity or the incurrence of debt, or any combination of cash, stock and debt.

Our efforts in identifying a prospective target business will not be limited to a particular industry. We will target businesses that we believe will provide opportunity for growth. We intend to focus our search primarily on businesses in North America, but we may explore opportunities in other geographic regions. We do not have any specific business combination under current consideration or contemplation.

The issuance of additional equity or the incurrence of debt could have material consequences on our business, prospects, financial condition, liquidity and results of operations. Our issuance of additional equity (including, upon conversion of convertible debt securities) may:

•	significantly dilute the equity interests of our public stockholders;

•

cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•

require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to issue the initial units and to prepare for our proposed fundraising through this offering and the sale of the private placement warrants that will occur immediately prior to the completion of this offering. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to JMP for office space and administrative services and expect to incur substantially increased expenses after this offering as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the pursuit of our initial business combination.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in subscriptions for the initial units from our initial holders and a loan of $200,000 from JMP Group Inc. as more fully described herein.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants in the private placement will be $142,700,000 (or $163,625,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of approximately $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), $147,750,000 (or $169,462,500 if the underwriters’ over-allotment is exercised in full) will be held in the trust account and $200,000 will not be held in the trust account. Funds not held in the trust account and interest income earned (after taxes payable) on the trust account of up to $2,000,000, subject to adjustment as described below, will be used by us to fund our working capital requirements. If we consummate our initial business combination, we will use $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). All the remaining net proceeds of this offering and the proceeds from the sale of the private placement warrants in the trust account, after the payment of deferred underwriting discounts and commissions, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination and to pay public stockholders upon exercise of their conversion rights or will be released to public stockholders entitled to receive liquidating distribution upon our liquidation (after payment of or provision for all then current and estimated future liabilities in connection with our liquidation), as the case may be. We may not use all of the proceeds in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our equity or debt. In that event, the proceeds held in the trust account, as well as proceeds held outside the trust account that have not been expended, will be used to finance the operations of the combined business or businesses and for other general corporate purposes.

We have allocated $200,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants to repay a loan made to us by JMP Group Inc. to fund a portion of our working capital. We intend to fund the majority of our working capital requirements prior to our initial business combination from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $2,000,000 of interest income, subject to adjustment, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering it will take some time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third parties are under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share sold in this offering held in trust will be reduced from approximately $9.85 to approximately $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price would decrease further by approximately $0.03 (assuming the underwriters’ over-allotment option is exercised in full).

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and JMP employees, and also may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers, directors, or existing holders, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of JMP will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and JMP Group Inc. will receive $200,000 to repay a loan made to us prior to this offering and will be entitled to receive payments of an aggregate of $10,000 per month for office space and administrative services. We believe that, based on rents and fees for similar services in San Francisco, the fees charged by JMP Group Inc. are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our existing holders, executive officers and directors and our or their affiliates, other than the loan repayment and $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest income earned (after taxes payable) on the trust account of up to $2,000,000, subject to adjustment, to fund such expenditures, and to the extent that the interest income earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to raise additional funds through the incurrence of debt or the issuance of additional equity if we become obligated to convert into cash a significant number of shares from dissenting stockholders. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business consummation. Accordingly, on or prior to 24 months following the date of this prospectus, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,000,000, assuming no exercise of the underwriters’ over-allotment option. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the incurrence of debt, would support the acquisition of such a target business. Such debt may take the form of a working capital or long-term debt facility, high-yield or convertible notes or mezzanine debt financing and, depending upon the business of the target entity, inventory, receivable or other secured asset-based financing. However, there can be no assurance that we will be able to obtain additional funds through equity or debt financings on favorable terms or at all. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of our initial business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval is required by applicable securities laws or the rules of the AMEX or other applicable securities exchange.

Related Party Transactions

On January 11, 2008, JMP Group Inc. and Opp. Funding LLC purchased an aggregate of 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. Prior to the completion of this offering, each of our directors will purchase      units directly from JMP Group Inc. at JMP Group Inc.’s cost.

JMP Group Inc. has agreed to purchase from us, in a private placement that will occur immediately prior to the closing of this offering, an aggregate of 4,000,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $4,000,000. The purchase price of the private placement warrants approximates their fair value. The closing of this offering is conditioned upon the closing of the private placement. The aggregate proceeds from the sale of the private placement warrants will be added to the net proceeds from this offering (excluding $200,000 in working capital) and held in the trust account (subject to certain permitted withdrawals) pending the consummation of our initial business combination. If we do not consummate a business combination that meets the criteria described in this prospectus within 24 months following the date of this prospectus, then the proceeds from the sale of private placement warrants will become part of the liquidating distribution to be made on a pro rata basis to our public stockholders.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (1) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees, (2) are not subject to redemption by us so long as they are held by JMP Group Inc. or any permitted transferee, and (3) are subject to transfer restrictions described under “Underwriting—Lock-up Agreements”. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a fair market value equal to such aggregate exercise price. Accordingly, we would issue fewer shares upon exercise and would not receive any cash proceeds to the extent the private placement warrants are exercised on a cashless basis. Warrants included in the units being sold in this offering are not exercisable on a cashless basis unless we require cashless exercise in connection with a call for redemption of those warrants. As a result, we will be required to issue the total number of shares of common stock underlying any exercised warrants included in the units sold in this offering and the exercise price with respect to such warrants will be paid in cash directly to us, provided that in connection with a call for redemption of such warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, the holders of the private placement warrants could potentially realize a larger gain on exercise or sale of their private placement warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their private placement warrants, the value of their private placement warrants may also decline.

The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective or a current prospectus is not available. JMP Group Inc. has entered into a lock-up agreement with respect to the private placement warrants as described under “Underwriting—Lock-Up Agreements.” No commissions, fees or other compensation will be payable by us in connection with the sale of the private placement warrants.

Holders of the initial securities, the private placement warrants and any shares of common stock issuable upon exercise of the initial warrants or the private placement warrants are entitled to certain registration rights. Please see “Description of Securities—Registration Rights” for further information concerning these registration rights.

JMP Group Inc. has made us a loan of $200,000 for the payment of offering expenses. The loan is payable on the earlier of the completion of this offering or January 11, 2009 and bears interest at a rate equal to the applicable U.S. Federal short-term rate in effect at the time of payment, compounded semi-annually. Please see “Certain Relationships and Related Party Transactions” for further information concerning this loan. Additionally, we will pay JMP Group Inc. a monthly fee of $10,000 for office space and administrative services from the completion of this offering until the earlier of our consummation of our initial business combination or our liquidation. We believe that, based on rents and fees for similar services in San Francisco, the fees charged by JMP Group Inc. are at least as favorable as we could have obtained from unaffiliated third parties.

Controls and Procedures

We do not currently, and are not currently required to, evaluate the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to evaluate the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control over financial reporting. We expect that we will assess the internal control over financial reporting of our target business or businesses preceding the consummation of a business combination and will then adopt a schedule for implementation and testing of such additional controls as we may determine are required to make an assessment that we maintain an effective system of internal control over financial reporting. A target business may not have, or may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its, internal control over financial reporting. Small and mid-sized target businesses which we may consider for a business combination may have internal control over financial reporting that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management and auditor involvement and perhaps other outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal control over financial reporting and disclosure controls and procedures. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

In connection with our management’s report on internal control over financial reporting, we will retain our independent auditors to render its own opinion on such internal controls when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the proceeds from the sale of the private placement warrants, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having maturity dates of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of January 11, 2008, we did not have any off-balance sheet arrangements within the meaning of Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the type contemplated by Item 303(a)(5) of Regulation S-K other than as referred to in our financial statements and notes thereto. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the state of Delaware on December 21, 2007. We were formed for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We have not, nor has anyone on our behalf, contacted, or been contacted by any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date, our efforts have been limited solely to organizational activities, including the issuance of 4,312,500 units to our initial holders for an aggregate purchase price of $25,000, or approximately $0.006 per unit, and activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry. We will target businesses that we believe will provide opportunity for growth. We intend to focus our search primarily on businesses in North America, but we may explore opportunities in other geographic regions. We do not have any specific business combination under consideration or contemplation.

Our Sponsor

JMP is a full-service investment banking and asset management firm with a focus on middle-market companies operating in the industry sectors of business services, consumer, financial services, healthcare, real estate and technology. JMP was founded in 1999 to take advantage of a void in the marketplace created by the acquisition of established independent boutique investment banks by large commercial banks during the mid- and late-1990s. JMP is a growth-oriented, entrepreneurial investment banking firm dedicated to serving the needs of middle-market companies and the institutions that invest in them. JMP’s focus has enabled it to develop expertise and to cultivate extensive industry relationships in the middle-market space and in its six target industry sectors. As a result, JMP has established itself as a key advisor for corporate clients, a resource for institutional investors, and an effective investment manager for asset management clients. On May 16, 2007, JMP consummated its initial public offering, listing its shares of common stock on the NYSE under the ticker symbol “JMP”.

The principal activities of JMP are:

•

Investment Banking: JMP provides a wide range of corporate finance, capital raising, merger and acquisition, and other strategic advisory services to mid-sized corporate clients. Dedicated industry coverage groups serve each of JMP’s six target industry sectors, enabling JMP to maintain expertise in specific markets and to form close relationships with corporate executives, private equity investors, venture capitalists, and other key industry participants. Since inception, JMP has successfully assisted clients in over 320 capital raising and merger and acquisition transactions, primarily in the middle-market sector.

•

Equity Research: JMP provides timely, action-oriented research recommendations to assist clients with their investment decisions. As of December 31, 2007, JMP’s research department, which consisted of 37 research professionals, including 18 senior research analysts, of which 10 were managing directors with an average of 16 years of industry experience, covered an aggregate of 214 public companies operating within JMP’s six target industry sectors.

•

Sales and Trading: JMP provides sales and trading services to a broad and growing institutional client base. For the six years ended December 31, 2007, the number of JMP’s active institutional accounts grew at a compound annual rate of over 27%. As of December 31, 2007, JMP had over 500 active institutional accounts. The sales force maintains an ongoing focus on clients’ investment and trading objectives and provides insightful strategies.

•	Asset Management: JMP provides asset management services for institutional and high net worth investors seeking alternative investment opportunities. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a real estate investment trust, and a private equity co-investment fund. In addition, JMP commits a portion of its capital to an income-oriented public equity fund managed by JMP Asset Management LLC and invests capital as the general partner of its funds.

We believe that we will be able to leverage JMP’s strong client relationships and position as a key advisor to middle-market companies to source and consummate a business combination. Our sponsor is staffed with experienced professionals with expertise in JMP’s six targeted industry sectors. Overall, JMP employed, as of December 31, 2007, 64 managing directors and 31 directors, representing 47% of JMP’s 202 employees. The experience of JMP’s managing directors and other senior professionals, coupled with their extensive long-term relationships within the financial services industry, enables JMP to provide unique perspectives to clients as they face complex strategic decisions and, we believe, will enhance our ability to source and evaluate the attractiveness of potential acquisition candidates. Furthermore, where appropriate, JMP’s managing directors and other senior professionals will be available to offer us advice on transaction structuring and other matters.

We were organized by JMP because it perceives our company as an attractive investment opportunity for JMP and its stockholders. JMP has become increasingly involved in managing alternative investment products through its subsidiary, JMP Asset Management. Our formation and this offering are intended to enable JMP to benefit as an investor from acquisition opportunities that are not strategic or in the ordinary course of JMP’s business.

Competitive Advantages

Management Expertise

We will seek to capitalize on the significant investment experience and contacts of our Chairman and Chief Executive Officer, Joseph A. Jolson, and our President and one of our directors, Walter C. Keenan. Each of our executive officers has advised clients in a wide range of industries and maintains a network of relationships throughout the investment community and with a variety of sources of potential target businesses, including JMP’s directors, employees and advisors.

Mr. Jolson has accumulated significant expertise in identifying, evaluating, structuring and consummating investment opportunities in public and private businesses over the course of his 27 year career in the financial services industry. Mr. Jolson co-founded JMP in 1999, and is the Chairman and Chief Executive Officer of JMP Group Inc. and Chief Executive Officer of JMP Asset Management LLC. Previously, Mr. Jolson was a senior managing director and senior research analyst at Montgomery Securities for 15 years. During his tenure at Montgomery Securities, Mr. Jolson was named to Institutional Investor magazine’s All-America Research Team for 10 consecutive years, between 1986 and 1995, for his coverage of the savings and loan industry.

Mr. Keenan has developed extensive experience investing in private equity and advising clients on mergers and acquisitions over the course of his 18 year career in the financial services industry. Mr. Keenan joined JMP in April 2007 and is a managing director of JMP Asset Management LLC and is President of JMP Capital LLC, a private equity co-investment fund. Mr. Keenan has been associated with Cypress Advisors, Inc. from March 2005 through the present, most recently as a Principal since May 2007, focusing on private equity investments in financial services companies. From October 2003 through October 2004, Mr. Keenan served as a managing director of Perseus Advisors LLC, now Savvian, where he was responsible for merchant and investment banking for financial services and business services companies. From 1992 to 2003, Mr. Keenan was an investment banker with Morgan Stanley & Co. based in New York, Tokyo and San Francisco.

Access to JMP Resources

We will also seek to draw upon the resources of our sponsor, JMP, which we believe will complement the investment experience and contacts of our management team. We intend to leverage the JMP platform to source and evaluate acquisition candidates and, where appropriate, to seek advice on structures for our initial business combination to enhance the opportunity to consummate the transaction.

Mergers and Acquisitions Advisory Practice. We believe our efforts to source acquisition candidates will be supported by the broad network of relationships and advisory expertise JMP has cultivated through the successful completion of over 80 advisory assignments as well as the experience of its corporate finance managing directors, who possess on average 17 years of industry experience. In instances where our management team has sourced an acquisition candidate from an unaffiliated third party, we will have access to JMP’s professionals to assist us in evaluating the opportunity and potentially advising us on structuring the acquisition.

Capital Raising Practice. JMP has assisted a wide range of private companies in a variety of industry sectors on various capital raising matters, including initial public offerings. Over the course of developing these relationships and assisting with the successful completion of over 45 initial public offerings, JMP has accumulated significant market knowledge that we believe will be helpful in identifying certain companies that may be contemplating an initial public offering or are unable to access the public equity market due to market conditions. We intend to leverage JMP’s relationships to source potential acquisition candidates.

Asset Management. JMP Asset Management provides asset management services for institutional and high net worth investors seeking alternative investment opportunities. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a private real estate investment trust, and a private equity co-investment fund that invests in a number of third party funds and fund managers. JMP Asset Management’s investment strategy typically involves making minority investments, which should not conflict with our strategy of acquiring majority control. We believe JMP’s public and private equity market expertise will be valuable to our sourcing, evaluation and completion of an acquisition.

Broad Industry Focus. JMP has developed a broad network of contacts and deep industry knowledge in its six target industry sectors. We believe that JMP’s expertise in and focus on a variety of industry sectors will provide us with an opportunity to evaluate a wide range of acquisition candidates and therefore increase the probability of completing a business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business may sell the target business for cash, debt, shares of our common stock or for a combination of shares of our common stock, debt and cash, allowing us to tailor the consideration to the specific needs of the sellers. The consideration for a business combination might also include the assumption, repayment or refinancing of indebtedness of a target company. Although there are various costs and obligations associated with being a public company, we believe target businesses may find this method a more certain and cost effective method to becoming a public company than a traditional initial public offering. In a traditional initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. A business combination can offer further benefits by augmenting a target company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

Since we will seek to consummate our initial business combination using our cash, debt or equity, or a combination of the foregoing, we intend to tailor the consideration to be paid to the target business to fit its needs and desires. With a trust account initially in the amount of approximately $142,500,000 (assuming no exercise of the underwriters’ over-allotment option), excluding deferred underwriting discounts and commissions, we offer a target business a variety of options such as providing the owners of a target business with shares of common stock in a public company and the ability to sell such shares publicly, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. However, since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing and there can be no assurance that it will be available to us on favorable terms, or at all.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet all or any of these criteria and guidelines.

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Experienced management team: We intend to seek to effect a business combination with businesses that have strong, experienced management teams. We intend to focus on management teams with a proven track record of driving revenue growth, enhancing profitability, and creating value for their stockholders. We believe that the industry expertise of our executive officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

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Established track records: We intend to seek to acquire established businesses with a history of strong operating and financial performance. However, we may acquire a business that has not performed well in the past, but that we believe is poised for future growth and profitability. We do not intend to effect a business combination with a start-up company.

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Strong earnings and growth potential: We intend to seek to acquire businesses that have a history of, or potential for, strong, stable earnings generation. We intend to focus on businesses that have, or are expected to build, predictable, recurring revenue streams. We may consider businesses in need of refinancing or recapitalization that we believe have significant potential for strong future financial performance.

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Competitive industry position: Initially, we intend to seek to acquire businesses within sectors that have strong fundamentals. The factors we intend to consider when seeking to acquire a business include growth prospects, competitive dynamics, level of consolidation, need for capital investment, and barriers to entry. We intend to seek businesses that are well positioned within their respective sub-sectors, focusing on those that have either a leading or defensible niche market position. We intend to consider businesses with compelling platforms that are poised to gain from our industry expertise and relationship base.

•

Companies operating in a consolidating industry environment: We intend to consider companies operating in an industry experiencing or poised to experience significant mergers and acquisitions. We believe that a number of such opportunities exist in the middle-market sector, in which our sponsors’ business and experience is focused.

Consummating an Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the net proceeds of this offering and the sale of the private placement warrants (after offering expenses, taxes payable, amounts withdrawn from the trust account to provide our working capital, and amounts paid to holders of common stock exercising conversion rights), and possible additional issuances of our equity and/or debt financing, or a combination of two or more of these, as the consideration to be paid in our initial business combination. While substantially all of the net proceeds of this offering and the sale of the private placement warrants (after offering expenses, taxes payable, amounts withdrawn from the trust account to provide our working capital, and amounts paid to holders of common stock exercising conversion rights) are allocated to consummating our initial business combination or for use as working capital or other general corporate purposes for the business post-combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate our initial business combination with a target business using additional issuances of our equity and/or debt financing as all or part of the consideration to fund the initial business combination, any funds then remaining in the trust account may be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with a target business that does not require significant additional capital but is seeking a public trading market for its equity and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate our initial business combination with a target business that is financially unstable or in the development stage. We may seek to consummate our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so. We may also seek to consummate our initial business combination by acquiring a portion of one or more businesses.

None of our executive officers, directors, existing holders, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding our initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate our initial business combination.

Subject to the requirement that our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any specific industry or target business with which we may ultimately consummate our initial business combination. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter or that the price of the business combination will reflect such risks. Furthermore, some of those risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement, or consummate our initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the business combination.

Prior to consummation of our initial business combination, we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements subsequent to the consummation of this offering, which we collectively refer to as “contracted parties,” waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any contracted party and there is no guarantee that a contracted party will execute such an agreement nor is there any guarantee that, even if a contracted party executes such an agreement with us, it will not seek recourse against the trust account or that a court would not conclude that such agreement was not legally enforceable. In the event that a potential contracted party were to refuse to execute such a waiver, we will enter into a transaction or execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. It is possible that a waiver may later be found to be invalid or unenforceable. JMP Group Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of any financing). However, the agreement entered into by JMP Group Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from JMP Group Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that JMP Group Inc. will be able to satisfy its indemnification obligations. The warrant purchase agreement under which JMP Group Inc. has agreed to purchase warrants in the private placement includes a waiver to any right, title, interest, or claim of any kind in or to liquidating distributions or any other claims to the trust account if we do not complete a business combination.

Sources of Targets

We may identify a target business through JMP’s contacts, through our executive officers’ and directors’ current and previous business contacts or through our public relations and marketing efforts. Our executive officers have collectively over 45 years of professional experience identifying, evaluating, structuring, and consummating investment opportunities. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

Our executive officers and directors are not required to commit a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation.

In addition to leveraging the experience and contacts of our management, opportunities may also be presented to us by various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, because some of these sources may have read our prospectus and know that we are seeking a target business.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our executive officers, directors or existing holders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination other than (i) repayment of a $200,000 loan made by JMP Group Inc. to us, bearing interest at a rate equal to the applicable U.S. Federal short-term rate in effect at the time of payment compounded semi-annually, (ii) payment to JMP Group Inc. of a monthly fee of $10,000 for office space and administrative services and (iii) reimbursement of out-of-pocket expenses incurred by our executive officers and directors and employees of JMP in connection with activities on our behalf. In addition, none of our executive officers, directors, or existing holders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes (financial or otherwise) of prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition, results of operations and cash flows;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services;

•	existing distribution and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry in which the target business operates;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of the industry in which the target business operates; and

•	competitive dynamics in the industry within which the company competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which typically will encompass, among other things, meetings with management and employees, legal and accounting due diligence, inspection of facilities and calls with vendors and customers, as well as a review of financial and other information which will be made available to us.

We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or other steps to identify, locate or contact any suitable acquisition candidate.

The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately consummated will reduce the funds we can use to consummate another business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, having a fair market value, individually or collectively, that is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we seek to acquire more than one target business, or acquire the assets of several target businesses at the same time as part of our initial business combination, all of these acquisitions will be contingent on the closings of the other acquisitions and our stockholders will vote on the proposed business combinations as a whole, and not individually on each target business, subject to our compliance with applicable state law. In the event we structure our initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we will not acquire less than a controlling interest, which would be greater than 50% of the voting power of the outstanding voting securities of the target business. We do not intend to become a holding company for a minority interest in a target business in our initial business combination. Accordingly, on or prior to 24 months following the date of this prospectus, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,000,000, assuming no exercise of the underwriters’ over-allotment option. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or other equity financing and the number of shares of common stock that are converted into a pro rata share of the amount then on deposit in the trust fund as described below under “—Conversion Rights.” If we choose to consummate our initial business combination through a share-for-share exchange or to finance all or a portion of our initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then-current trading price for shares of our common stock, resulting in dilution of the equity interest of our then-current public stockholders. No financing arrangements have been entered into with any parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate our initial business combination for consideration in excess of our available assets at the time of such consummation.

In contrast to other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (less deferred underwriting discounts and commissions and taxes payable) for the minimum fair market value of the target business or businesses with which we may combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon such standards generally accepted by the financial community as our board of directors shall determine are appropriate, such as actual and potential sales, the values of comparable businesses, earnings and cash flows, and book value and may include any debt of the target business or businesses that we assume, repay or refinance in connection with our initial business combination. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing holders is affiliated with a target business. If our board of directors is not able to independently determine the fair market value of the target business, or if any of our executive officers, directors, or existing holders or JMP (including any entity that is either a portfolio company of, or has otherwise received a financial investment from, JMP) are affiliated with the target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the fair market value of that target business and that the transaction is fair to our stockholders from a financial point of view. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines the fair market value of the target business and (ii) neither any of our executive officers, directors or existing holders or JMP (or any entity that is either a portfolio company of, or has otherwise received a financial investment from JMP) is affiliated with that target. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

Issuance of Additional Debt or Equity

Depending on the cost of our target business or businesses, we may need to raise additional equity and/or debt financing to consummate our initial business combination. The mix of equity or debt would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs. It would also depend on general market conditions at the time, including prevailing interest rates and debt-to-equity coverage ratios. For example, capital intensive businesses may require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target’s cash flows. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by additional equity, such as warrants. We cannot assure you that such financing would be available on favorable terms, or at all. The proposed funding for our initial business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Lack of Business Diversification

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one business at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and after taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors—Risks Relating to the Company and the Offering—Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•	result in our dependency upon the performance of a single business.

If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions or to fund the operations of the combined business following our initial business combination. See “Risk Factors—Risks Relating to the Company and the Offering—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors may not remain with us after the consummation of our initial business combination. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional personnel or that such personnel will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although our current executive officers and directors may remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Initial Business Combination

Prior to the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. If we seek to acquire more than one target business, or acquire the assets of several target businesses at the same time as part of our initial business combination, all of these acquisitions will be contingent on the closings of the other acquisitions and our stockholders will vote on the proposed business combinations as a whole, and not individually on each target business, subject to our compliance with applicable state law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by our public stockholders). The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our bylaws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any stockholders meeting. We will conduct any vote on our initial business combination, whether by a stockholder meeting or written consent, in accordance with the SEC’s proxy rules and the requirements of our certificate of incorporation and bylaws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our certificate of incorporation, we will not consummate a business combination if public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. See “—Conversion Rights.” If a majority of the shares of common stock included in the units sold in this offering and voted by the public stockholders are not voted in favor of a proposed initial business combination or if a majority of all of our outstanding shares of common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence, we may not proceed with such proposed business combination but we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from the date of this prospectus. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy soliciting materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing holders have agreed to vote the shares of common stock (including shares of common stock included in the initial units) acquired by them prior to the completion of this offering, either for or against our initial business combination in the same manner as the majority of the shares of common stock included in this offering voted by our public stockholders in connection with the vote required to approve our initial business combination. In addition, our existing holders have agreed that they will vote any shares that they purchase in or after this offering in favor of our initial business combination. As a result, an executive officer, director or existing holder who acquires shares prior to, in, or after this offering will not be eligible to exercise conversion rights for those shares if our initial business combination is approved by our public stockholders. We will proceed with the initial business combination only if (i) a majority of the shares of our common stock included in the units sold in this offering and voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering vote against the proposed business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence. Voting against the initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account. To do so, a public stockholder must have also exercised the conversion rights described below.

After the consummation of our initial business combination, unless required by applicable Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to elect to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated; provided that a public stockholder, together with any affiliate or any other person with whom he, she, or it is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or its affiliates. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to the public stockholder some of its shares). By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), including any interest income earned thereon (after taxes payable and after release of up to $2,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock included in the units sold in this offering. Assuming no exercise of the underwriters’ over-allotment option, the initial per share conversion price would be approximately $9.85 before interest, or approximately $0.15 less than the per unit offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held these shares since the record date for the stockholder meeting and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery of shares prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the company would not have any control over the process and the conversion right, which stockholders were aware they needed to exercise before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they wish to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time simply by contacting their broker and requesting delivery of the shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery.

In the event a stockholder tenders his shares and decides no later than the business day immediately preceding the stockholder meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $25 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares no later than the business day immediately preceding the stockholder meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate or to deliver securities electronically, stockholders who wish to convert may be unable to make delivery by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the initial business combination but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to a pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time on or prior to the business day immediately preceding the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our initial business combination. Public stockholders who convert their shares of our common stock into their share of the trust account will still have the right to exercise any warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction unless that transaction is conditioned on the exercise of conversion rights by holders owning not more than one share less than 30% of the shares of common stock included in the units being sold in this offering exercising their conversion rights.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or consummated for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their shares prior to the meeting, we will promptly return such shares to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that they vote against the initial business combination and exercise their conversion rights and the initial business combination they voted against was duly approved and subsequently consummated, or in connection with our liquidation (and after payment of or provision for our existing and future liabilities), whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares that are included in the units being sold in this offering exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding in the aggregate up to one share less than 30% of the shares of common stock included in the units being sold in this offering voting against our initial business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to consummate a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

Assuming no exercise of the underwriters’ over-allotment option, the initial conversion price will be approximately $9.85 per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if No Business Combination

Our certificate of incorporation provides that we will continue in existence only through                      , 2010 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life after                      , 2010 [24 months after the date of this prospectus] as an obligation to our stockholders, and our executive officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete our initial business combination within 24 months after the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years (or such longer period as the Delaware Court of Chancery shall in its discretion direct) after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims which are the subject of a pending action, suit, or proceeding and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, service providers (including providers of any financing), prospective target businesses and any other entities with whom we execute agreements after the consummation of this offering waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders. As a result, the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that such vendors, service providers (including providers of any financing), prospective target businesses and other entities will execute such agreements, nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than approximately $9.85 (or approximately $9.82 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective shares of our common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest income but after taxes payable, plus any remaining net assets available for distribution to holders of our common stock (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing holders have waived their rights to participate in any liquidating distribution with respect to their initial shares. There will be no distribution from the trust account with respect to the initial warrants, the private placement warrants and the warrants included in the units being sold in this offering, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including from amounts earned from interest income. If such funds are insufficient, JMP Group Inc. has agreed to provide us with the funds (not to exceed $125,000) necessary to complete such liquidation.

If we were unable to consummate our initial business combination and have expended all of the net proceeds of this offering and the proceeds from the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest income, if any, earned on the trust account, the per share liquidation price (assuming no exercise of the underwriters’ over-allotment option) would be approximately $9.85, or approximately $0.15 less than the per unit offering price of $10.00, plus interest (but less taxes payable and less up to $2,000,000 of interest income, subject to adjustment, after taxes payable that may be released to us to fund working capital requirements). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which will be prior to the claims of our public stockholders. If we are unable to consummate our initial business combination and are required to liquidate, JMP Group Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of any financing). However, the agreement entered into by JMP Group Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from JMP Group Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that JMP Group Inc. will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and JMP Group Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against JMP Group Inc. to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against JMP Group Inc. to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.85 (assuming no exercise of the underwriters’ over-allotment option).

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to make liquidating distributions to our public stockholders that they might otherwise receive.

We expect that our total costs and expenses associated with the implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses related to our winding-up and liquidation. We believe that there should be sufficient funds available to us as working capital to fund the liquidation expenses from the proceeds not held in the trust account, plus amounts that we are entitled to withdraw from the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                      , 2010 [24 months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust account.

Conflicts of Interest

JMP undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which JMP has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to JMP.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

Certificate of Incorporation

Our certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the amended and restated certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate certain protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose any amendment to those provisions, or support, endorse or recommend any proposal that stockholders amend any of those provisions, at any time prior to the consummation of our initial business combination (subject to any fiduciary duty our executive officers or directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares of common stock (minus one share) included in the units sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights (subject to the limitations described under “—Conversion Rights”) and that, despite such conversions, the business combination may still proceed.

Pursuant to our certificate of incorporation, our corporate existence will cease on the day immediately after 24 months after the date of this prospectus except for the purposes of winding up our affairs. However, if we consummate our initial business combination within this time period, in connection with the stockholder vote to approve our initial business combination, we will ask our stockholders to amend this provision to allow for our perpetual existence following such business combination.

Competition

In identifying, evaluating, and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our initial business combination within the required 24-month time period;

•

the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•

the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our initial business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire a business or businesses, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account

(less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. We believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other privately held entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at 600 Montgomery Street, Suite 1100, San Francisco, California 94111. The cost for this space is included in the $10,000 per month fee we will pay to JMP Group Inc. for general and administrative services commencing on the closing date of this offering pursuant to a services agreement. The agreement has a term commencing on the closing date of this offering, until the earlier of the consummation of our initial business combination or our liquidation. We believe that based on rents and fees for similar services in San Francisco, the fee which will be charged by JMP Group Inc. is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have two executive officers. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with JMP, and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered the units being sold in this offering under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. We believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our initial business combination.

We will be required to comply with the internal control over financial reporting requirement of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target business may not have adequate internal control over financial reporting to allow us to comply with our Sarbanes-Oxley Act requirements. The process to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete our initial business combination.

Furthermore, weak internal controls of a target business may affect the reliability of our financial statements and our ability to meet our reporting obligations, which could materially and adversely affect us.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419 under the Securities Act. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$147,750,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $142,700,000 from the net proceeds of this offering and the sale of the private placement warrants and $5,250,000 of proceeds attributable to the deferred underwriting discounts and commissions, less $200,000 of proceeds not held in the trust account.	$128,430,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $147,750,000 of net proceeds from this offering and the proceeds from the sale of the private placement warrants held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Stockholder right to receive interest income earned from funds held in the trust account

	Interest income earned on funds held in the trust account (after taxes payable and after release of up to $2,000,000 of interest income earned, subject to adjustment, after taxes payable to, fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account could not be released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the blank check company, interest or dividends earned on such funds up to the date of release may be released to the blank check company.

Limitation on fair value or net assets of target business
	The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commission and taxes payable) at the time of such business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units being sold in the offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of termination of the underwriters’ over-allotment option or the exercise of such option in full, subject to our having filed the Current Report on	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Form 8-K described below and having issued a press release announcing when such separate trading will begin.

	In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the net proceeds of this offering, including net proceeds from the underwriters’ exercise of their over-allotment option if any portion of such option has then been exercised, and issued a press release announcing when separate trading will begin. We will file this Form 8-K promptly after completion of this offering. If any portion of the over-allotment option is exercised by the underwriters following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.	During this period, the securities would be held in escrow or the trust account.

Exercise of the warrants	The warrants included in the units offered hereby cannot be exercised until the later of the consummation of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of our initial business combination but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A public stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after release of up to $2,000,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements). However, a public stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock included in the units sold in this offering and voted by the public stockholders are not voted in favor of a proposed initial business combination (or if holders of 30% or more of the shares of common stock included in the units sold in this offering both vote against the business combination and exercise their conversion rights, or if a majority of our outstanding shares of common stock are not voted in favor of an amendment to our	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elects to remain investors, all funds on deposit in the trust or escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
certificate of incorporation to provide for our perpetual existence) but 24 months have not yet passed since the date of this prospectus, we may seek other target business combinations. If at the end of such 24 months period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable, and after release of up to $2,000,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements and after payment of or provision for our liabilities)).

Initial business combination deadline
	Pursuant to our certificate of incorporation, our corporate existence will cease on the day immediately after 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If our initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

If we are unable to consummate a business combination within 24 months of the date of this prospectus, our existence will automatically terminate (except as aforesaid) and as promptly as practicable thereafter the trustee will commence liquidating the investments consisting the trust account and distribute the proceeds to our public stockholders, including any interest income earned on the trust account (after any applicable taxes payable, and after release of up to

	Terms of Our Offering	Terms Under a Rule 419 Offering
$2,000,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements, including liquidation expenses, and after payment of or provision for our liabilities).

Release of funds held in the trust account
	Except with respect to interest income earned on the trust account balance released to us to pay any applicable taxes and interest income earned, after taxes payable, of up to $2,000,000, subject to adjustment, on the balance in the trust account released to us to fund our working capital requirements, the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by our board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event our initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age		Position
Joseph A. Jolson	49		Chairman and Chief Executive Officer

Walter C. Keenan	40		President and Director

[ ]	[	]	Director

[ ]	[	]	Director

[ ]	[	]	Director

Joseph A. Jolson, Chairman and Chief Executive Officer

Mr. Jolson co-founded JMP in 1999, and is the Chairman and Chief Executive Officer of JMP Group Inc. and Chief Executive Officer of JMP Asset Management. Previously, Mr. Jolson was a senior managing director and senior research analyst at Montgomery Securities for 15 years. Prior to that, he was a consulting research analyst at Fidelity Management and Research in Boston in 1983 and 1984 and at Donaldson, Lufkin & Jenrette in New York from 1980 through 1982. Mr. Jolson was named to Institutional Investor magazine’s All-America Research Team for 10 consecutive years, between 1986 and 1995, for his coverage of the savings and loan industry and was also selected as an All-Star Analyst by the Wall Street Journal in the financial services category in 1996 and 1997. Additionally, he was ranked as a top-five thrift analyst every year from 1985 through 1994 by Greenwich Associates. Mr. Jolson received an MBA degree with distinction from The Wharton School at the University of Pennsylvania and a BA degree from Yale University.

Walter C. Keenan, President and Director

Mr. Keenan joined JMP in April 2007 and is a managing director of JMP Asset Management and is President of JMP Capital, a private equity co-investment fund. Mr. Keenan has been associated with Cypress Advisors, Inc. from March 2005 through the present, most recently as a Principal since May 2007, focusing on private equity investments in financial services companies. From October 2003 through October 2004, Mr. Keenan served as a managing director of Perseus Advisors LLC, now Savvian, where he was responsible for merchant and investment banking for financial services and business services companies. From 1992 to 2003, Mr. Keenan was an investment banker with Morgan Stanley & Co. based in New York, Tokyo and San Francisco. Mr. Keenan has been a director of Medicus Insurance Holdings, Inc. from August 2006 through the present, and as noted above, remains a principal of Cypress Advisors, Inc. Mr. Keenan received a BA degree from Southern Methodist University.

Number and Terms of Directors

Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of                     , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of     and    , will expire at the second annual meeting. The term of office of the third class of directors, consisting of     and     , will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

The AMEX listing standards require that a majority of our board of directors be independent. Our board of directors has determined that     ,     , and     are “independent directors” as defined in the AMEX listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Audit Committee

Our board of directors has an audit committee that reports to the board of directors.     ,     and     serve as members of our audit committee. Under the AMEX listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the exception described below.     and     are independent. Because we expect to list our securities on the AMEX in connection with our initial public offering, we have one year to have our audit committee be comprised solely of independent members. When we have identified one additional independent director, as we intend to do, he or she will serve on the audit committee, and     will resign from the committee.

                     serves as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that                      qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits and adequacy of our accounting and control systems;

•	reviewing our annual and quarterly financial statements;

•	evaluating the qualifications, performance, and independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies and reviewing any such complaints;

•	reviewing and approving all related-party transactions;

•

monitoring compliance on a quarterly basis with the terms of this offering and our amended and restated certificate of incorporation and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering and our amended and restated certificate of incorporation; and

•

reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to JMP Group Inc.

for office space and administrative services and repayment of a $200,000 loan made to us by JMP Group Inc. Any payments made to members of our audit committee will be reviewed and approved by a majority of our disinterested directors.

Compensation Committee

Our board of directors has a compensation committee that reports to the board of directors.     ,     and     , each of whom is “independent” as defined in the rules of the AMEX, serve as members of our compensation committee.             serves as the Chairman of the compensation committee. The functions of our compensation committee include:

•	evaluating the performance of our chief executive officer and other executive officers;

•	determining or recommending to the board of directors, the compensation of our executive officers, including salary and bonus awards;

•	reviewing and monitoring our various employee benefit, pension and equity incentive programs;

•	reviewing director and officer indemnification and insurance matters; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.

Nominating Committee

On completion of this offering, we intend to establish a nominating committee, which will consist of each of    ,      , and     , all of whom has been determined to be “independent” as defined in the rules of the AMEX. The functions of our nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of our board of directors and its committees;

•	developing and recommending to our board of directors corporate governance guidelines and overseeing compliance with such guidelines; and

•	reviewing the size and responsibilities of our board of directors and its committees and recommending any changes to the board of directors.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers and directors and employees of JMP will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and proceeds properly withdrawable from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

In addition, our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Code of Conduct and Ethics and Committee Charters

We have adopted a Code of Conduct and Ethics that applies to our officers, directors, and employees including our senior financial officers. We have filed a copy of our Code of Conduct and Ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Conduct and Ethics in a Current Report on Form 8-K.

Conflicts of Interest

JMP undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which JMP has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to JMP.

Some of these potential conflicts are described below. In considering them, you should understand that:

•

Messrs. Jolson and Keenan and certain other persons who may make decisions for us are not independent from JMP, have other responsibilities (including advisory and asset management responsibilities) within JMP and have an economic interest in the success of JMP separate and apart from their economic interest in us. Messrs. Jolson and Keenan and certain other persons who may make decisions for us will concurrently work for and receive compensation relating to advisory, asset management or other activities at JMP. While their ownership interests in Opp. Funding, together with any direct equity interests in us resulting from any equity purchases they may make, may incentivize them to benefit us, the compensation from advisory, asset management or other JMP activities may incentivize them to serve the interests of JMP’s advisory and asset management business and its clients, or other JMP businesses. In addition, each of Messrs. Jolson and Keenan have a duty to present to JMP all business combination opportunities within the lines of business in which JMP is engaged.

•

Conflicts related to the allocation of potential business combination opportunities to us or JMP will be considered and resolved on a case by case and discretionary basis by JMP, in consultation with Messrs. Jolson and Keenan. While this process will consider our interests, investors should assume that conflicts will be resolved in a manner determined to be in the overall best interests of JMP, including its various businesses and relationships, and not in favor of our interests.

Without limiting the foregoing, the following describes some of the potential conflicts that could arise:

General

•

The initial shares and initial warrants and the private placement warrants owned by JMP Group Inc., Opp. Funding, our directors, and our executive officers will be released from the restrictions on transfer, with our prior written consent, in the applicable lock-up agreements only if a business combination is successfully completed, and the warrants held by JMP Group Inc. and any warrants our directors and executive officers may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our existing holders will not receive liquidating distributions with respect to any of their initial shares. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with us.

•

JMP and our executive officers and directors may purchase shares of common stock as part of this offering or in the secondary market. If they do, they have agreed to vote such shares in favor of our initial business combination.

•

JMP has no fiduciary obligations to us. Therefore, it has no obligation to present business combination opportunities to us at all and will only do so if it believes it will not violate its other fiduciary obligations. Our officers are [__________] of JMP and have fiduciary obligations to JMP and to JMP-managed entities that may compete with us for acquisitions. While JMP and our directors and officers have normal fiduciary obligations to us under Delaware law, pursuant to the terms of our amended and restated certificate of incorporation, they are not required to present corporate opportunities to us.

You should also be aware of the following potential conflicts of interest:

•

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including those related to JMP.

•

Neither JMP nor our executive officers and directors who are also employed by JMP have any obligation to present us with any opportunity for a potential business combination of which they become aware. JMP and/or our management, in their capacities as officers or managing directors of JMP or in their other endeavors, may choose or be obligated to present potential business combinations to JMP, current or future JMP-managed investment vehicles, including JMP Capital, or third parties, including clients of JMP, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or directors employed by JMP identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first present such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity. Moreover, our certificate of incorporation provides that the doctrine of corporate opportunity shall not apply with respect to, among other things, JMP, any member of our board, any of our officers who is affiliated with JMP or any of their respective affiliates, and further provides that none of them shall have an obligation to refrain from engaging in any business opportunity, transaction, or other matter that involves a potential target business.

•

In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware, unless the particular opportunity was expressly offered to the independent director solely in his capacity as one of our directors.

•

Unless we consummate our initial business combination, our executive officers and directors and employees of JMP will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our executive officers and directors could influence our executive officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in our stockholders’ best interest. Specifically, our executive officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

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Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•

Approximately $4,025,000 of JMP’s investment in us will be lost if we do not consummate a business combination on or prior to the date that is 24 months after the date of this prospectus. This amount is comprised of consideration paid by them for the initial securities and the private placement warrants. These amounts are in addition to (1) a maximum of $125,000 in fees and expenses for our liquidation which JMP Group Inc. has agreed to pay if we do not have sufficient funds outside of the trust account to pay for such expenses, and (2) JMP Group Inc.’s agreement to indemnify us, subject to exceptions, for claims made against the trust account by creditors who have not executed waivers of claims.

•

JMP Group Inc. and Opp. Funding will own collectively approximately 20% of our common stock upon completion of this offering, assuming neither of them purchases any units in this offering. This significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination.

Asset Management Activities

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JMP currently operates an asset management business in the United States, specializing in alternative investment products. The asset management business is comprised of four single strategy hedge funds, two funds of hedge funds, a real estate investment trust, and JMP Capital, a private equity co-investment fund. However, to the extent that investment vehicles managed by JMP acquire equity interests in businesses, their typical strategy is to make minority investments, which therefore should not conflict with our strategy of acquiring majority control. Mr. Keenan, our President and one of our directors, serves as the President of JMP Capital, a private equity co-investment fund. JMP Capital currently targets investments that do not exceed $25 million in size, which would be a smaller size than is suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with JMP Capital for one or more of such targets. Furthermore, JMP Capital may also participate in transactions with other investors in the acquisition of a larger target. If JMP Capital were to participate with other investors in the acquisition of a larger target or change its investment criteria, JMP Capital may be in direct competition with us for a possible target for our initial business combination. In addition, JMP, including its asset management business, may also make, or seek to make, investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

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Investment ideas generated within JMP, including by Messrs. Jolson and Keenan and other persons who may make decisions for us, may be suitable for both us and for an investment banking client of JMP or a current or future JMP managed investment vehicle and may be directed to such client or investment vehicle rather than to us.

Advisory and Investment Banking Activities

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Clients of JMP’s advisory, investment banking, and capital markets business may also compete with us for acquisition opportunities meeting our investment objectives. If JMP is engaged to act for any such clients, we may be precluded from pursuing such opportunities.

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JMP’s advisory or investment banking business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or assets. If we are permitted to pursue the opportunity, JMP’s interests or its obligations to the seller will diverge from our interests.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have legal obligations relating to presenting business opportunities meeting our investment criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business combination opportunity with respect to our investment criteria. You should assume that the above-mentioned conflicts will not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

We have agreed not to consummate a business combination with an entity which is affiliated with our existing stockholders, executive officers, directors, or JMP, including an entity that is either a portfolio company of, or has otherwise received a financial investment from JMP, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view and as to the fair market value of the target business and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction. We currently do not anticipate entering into a business combination with an entity affiliated with JMP or our existing stockholders, executive officers, or directors. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions or that has been identified to JMP as an acquisition candidate prior to this offering.

In connection with the vote required for any business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, with respect to our initial business combination and an amendment to our certificate of incorporation to provide for our perpetual existence in the same manner as the majority of the shares of common stock included in the units offered hereby voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in any units so purchased) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. In addition, our existing holders have agreed to waive their right to participate in any liquidating distribution with respect to the initial shares. Furthermore, our existing holders will not have conversion rights with respect to any shares acquired by them prior to, in, or following the completion of this offering and have agreed to waive their conversion rights with respect to their shares of common stock that they acquire prior to this offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering by the persons listed in the following table) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the shares issuable upon exercise of the warrants included in the units offered hereby or upon exercise of the initial warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

				As Adjusted for this Offering
				No Exercise of Over- allotment Option		Full Exercise of Over- allotment Option
Name of Beneficial Owners(1)(2)	Number of Shares before this Offering		Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock
JMP Group Inc.(3)		(4)
Opp. Funding LLC(5)
Joseph A. Jolson
Walter C. Keenan

All directors and officers as a group (5 persons)			100%		20%		20%

(1)	Unless otherwise noted, the business address of each of the following is 600 Montgomery Street, San Francisco, California 94111.
(2)	We intend to invite three other individuals to join our board as independent directors.
(3)	Includes 3,712,500 shares of common stock owned directly by JMP Group Inc. through ownership of initial units and shares of common stock of which JMP Group Inc., as the managing member of Opp. Funding, may be deemed to be the beneficial owner.
(4)	Includes a total of up to 562,500 shares of common stock included in the units that will be forfeited by JMP Group Inc. to the extent that the underwriters do not exercise their over-allotment option. Information in this table as adjusted for this offering assumes that all of these shares are forfeited.
(5)	Opp. Funding is an entity owned by JMP Group Inc., as managing member, and certain individuals affiliated with JMP.

If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering.

In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence, in the same manner as the majority of the shares of common stock included in the units offered hereby are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock included in any units so acquired), they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence.

Our existing holders and each of our executive officers and directors has entered into a lock-up agreement with us covering the shares of common stock reflected in the foregoing table and certain other securities. See “Underwriting—Lock-up Agreements.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 11, 2008, JMP Group Inc. and Opp. Funding purchased an aggregate of 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. Prior to the completion of this offering, each of our directors will purchase              units directly from JMP Group Inc. at JMP Group Inc.’s cost.

On January 18, 2008, we entered into an agreement with JMP Group Inc. pursuant to which JMP Group Inc. has agreed to purchase an aggregate of 4,000,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $4,000,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

Our existing holders will be entitled to make up to three demands that we register the initial securities and private placement warrants and the shares of common stock issuable upon exercise of the initial warrants and private placement warrants pursuant to a registration rights agreement that we will enter into in connection with this offering. Our existing holders can elect to exercise these registration rights at any time beginning three months prior to the respective dates on which the lock-up periods applicable to such securities expire, although they will not be entitled to sell or otherwise transfer any such securities (subject to limited exceptions) until after the applicable lock-up periods expire. In addition, our existing holders have certain “piggy-back” registration rights with respect to these securities and rights to request that we register these securities on registration statements on Form S-3, and may exercise those rights at any time beginning three months prior to the respective dates on which the lock-up periods applicable to those securities expire, although they will not be entitled to sell or otherwise transfer any such securities (subject to limited exceptions) until after the applicable lock-up periods expire. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to the shares of common stock that they acquire prior to this offering. Our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner as the majority of the shares of common stock included in the units offered hereby are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock included in any units so required), they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. Accordingly, our executive officers, directors and existing holders will not have any conversion rights with respect to the shares of common stock acquired prior to, in, or following completion of this offering and have agreed to waive their conversion rights with respect to their shares of common stock that they acquire prior to this offering. A stockholder is eligible to exercise its conversion rights only if it votes against our initial business combination that is ultimately approved and consummated.

JMP Group Inc. made us a loan of $200,000 for the payment of offering expenses. The loan bears interest at a rate equal to the applicable U.S. Federal short-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect at the time of payment compounded semi-annually. The loan will be repaid upon the earlier of the completion of this offering or January 11, 2009. Additionally, in connection with a services agreement that we will enter into with JMP Group Inc. in connection with this offering, we will pay JMP Group Inc. a monthly fee of $10,000 for office space and administrative services from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in San Francisco, the fees charged by JMP Group Inc. are at least as favorable as we could have obtained from unaffiliated third parties.

We will reimburse our executive officers and directors and employees of JMP for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or the amount of interest income that we are entitled to withdraw from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than the repayment of the $200,000 loan described above, the payment of $10,000 per month to JMP Group Inc. in connection with the office space and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors and employees of JMP, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with JMP in either case who had access, at our expense, to our attorneys or independent legal counsel.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 150,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share. Immediately after the completion of this offering, we will have 18,750,000 shares of common stock outstanding (assuming that the underwriters’ over-allotment has not been exercised).

Units Being Sold in this Offering

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share (subject to adjustment) of common stock. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option to purchase additional units to cover over-allotments or the exercise of such option in full. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if any portion of such over allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Initial Securities

On January 11, 2008, JMP Group Inc. and Opp. Funding purchased an aggregate of 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. Prior to the completion of this offering, each of our directors will purchase      units directly from JMP Group Inc. at JMP Group Inc.’s cost. The initial units and related components will be identical to the units and related components sold in this offering, except that:

•	the existing holders are subject to the transfer restrictions described under “Underwriting—Lock-Up Agreements”;

•	the initial units are immediately separable into initial shares and initial warrants;

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the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock included in the units sold in this offering and voted by the public stockholders in connection with the vote required to approve our initial business combination;

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the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination and to waive their conversion rights with respect to their initial shares;

•	the initial warrants will not be redeemable by us so long as they are held by the existing holders or their permitted transferees;

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the initial warrants will not be exercisable unless and until (i) the closing price of our common stock equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30-trading-day period beginning 90 days after the consummation of our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the initial warrants included in the units in this offering and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; and

•

the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees. If a holder of the initial warrants elects to exercise such warrants on a cashless basis, that holder would pay the exercise price by surrendering his, her, or its warrants and would receive on exercise that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the total number of shares of common stock underlying the warrants being surrendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by common stockholders. In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination in the same manner as the majority of the shares of common stock included in the units offered hereby are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in units so acquired) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination. However, our executive officers, directors and existing holders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, including the election and removal of directors.

We will proceed with the initial business combination only if a majority of the shares of common stock included in the units sold in this offering and voted by the public stockholders are voted in favor of the initial business combination, public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against the proposed initial business combination and exercise their conversion rights and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account (inclusive of any interest income not previously released to us to fund working capital requirements and after any applicable taxes payable, which taxes, if any, shall be paid from the trust account), and in any assets remaining available for distribution to them, in each case after payment of or provision for our then existing and estimated future liabilities. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, (i) the underwriters will not be entitled to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after applicable taxes payable and after payment of or provision for our then existing and estimated future liabilities. Our existing holders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to shares of common stock acquired by them prior to this offering. However, our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired (including shares of common stock included in units acquired) by any of them in or following this offering.

Our common stock is not convertible into any other securities and has no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 500,000 shares of blank check preferred stock with such designations, rights, and preferences, and issuable at such times and in such amounts, as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, our certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock, except that we may issue preferred stock in connection with the consummation of our initial business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time, unless the warrants have previously expired or been redeemed, commencing on the later of:

•	the consummation of the initial business combination; and

•	one year from the date of this prospectus;

provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants is available.

The warrants will expire at 5:00 p.m., New York City time on                     , 2013 [five years from the date of this prospectus], or earlier upon redemption by us. If we elect to redeem the warrants, we will have the option to require all holders who elect to exercise their warrants prior to redemption to do so on a cashless basis. We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption to warrant holders, (y) a registration statement under the Securities Act covering shares of common stock issuable upon exercise of the warrants is effective and remains effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established this last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrants prior to the scheduled redemption date. There can be no assurance that the price of our common stock will not fall below the $14.25 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders that elect to exercise such warrants to do so on a “cashless basis.” Exercising warrants on a “cashless basis” means that, in lieu of paying the exercise price in cash, the holder would forfeit a number of shares underlying the warrants being exercised with a value equal to such aggregate exercise price and the holder will therefore receive fewer shares than it would otherwise have received upon payment of the exercise price in cash. Thus, in such event, each holder would pay the exercise price by surrendering the warrants and would receive on exercise that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the total number of shares of common stock underlying the warrants being surrendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units being sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on a cashless basis.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or, in the case of redemption, prior to the redemption date) at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied (except in the event we have required cashless exercise in connection with a redemption) by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our commercially reasonable efforts to maintain an effective registration statement and to make available a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants or otherwise permit the warrants to be exercised in the absence of an effective registration statement or a currently available prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if holders are prohibited from exercising warrants because a registration statement is not effective or a prospectus relating to the common stock issuable upon the exercise of the warrants is not currently available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units being sold in this offering will not be exercisable at the option of the holder on a cashless basis, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis. The initial warrants and the private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock issuable to the warrant holder.

Private Placement Warrants

The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees;

•	the private placement warrants will not be redeemable by us so long as they are held by JMP Group Inc. or any permitted transferee; and

•	the private placement warrants will be subject to transfer restrictions as described under “Underwriting—Lock-Up Agreements.”

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants and would receive on exercise that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the total number of shares of common stock underlying the warrants being surrendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate. We would not receive any proceeds to the extent the warrants are exercised on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, all or substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any applicable taxes and (ii) interest income earned, after taxes payable, on the trust account of up to $2,000,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation, may be released to us from the trust account. If we consummate a business combination, we anticipate that we will use any monies from the trust account not used to fund our initial business combination for working capital purposes. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company. The transfer agent’s address is 59 Maiden Lane, New York, New York 10038 and its telephone number is (877) 777-0800.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Staggered Board of Directors

Our certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size serving staggered terms of three years each. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Removal of Directors

Under our bylaws, directors may be removed by a majority of our stockholders only for cause.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chairman, chief executive officer or secretary or at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, for the first annual meeting of stockholders after the closing of this offering, or if the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us, whichever is later. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

At or subsequent to the date of the transaction, the business combination is approved by the board of directors and by the stockholders at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction with or resulting in a financial benefit to the interested stockholder. An interested stockholder is, in general, a person who, together with affiliates and associates, owns or owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation’s outstanding voting stock.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, did not act in good faith, acted in a manner involving intentional misconduct or a knowing violation of law, willfully or negligently authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that, subject to limitations and exceptions, insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after the completion of this offering, we will have 18,750,000 shares of common stock outstanding (or 21,562,500 shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 15,000,000 shares sold in this offering (or 17,250,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares (or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants, including the shares of common stock issuable upon exercise of those warrants, will not be transferable until after the consummation of our initial business combination and (ii) the initial securities, including the shares of common stock issuable upon exercise of the initial warrants, will not be transferable until one year following the consummation of our initial business combination, unless (solely in the case of this clause (ii)), beginning 90 days subsequent to the consummation of our initial business combination, (A) the closing price of our common stock equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within any 30-trading-day period or (B) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange); provided that these restrictions shall not apply to transfers to permitted transferees.

Rule 144

General

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to and current in the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which any such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 150,000 shares (or 172,500 shares if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to and current in the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales both by affiliates and non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments to Rule 144 discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has previously been a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than certain Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our existing holders will be able to sell the initial securities and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Our existing holders will be entitled to make up to three demands that we register the 3,750,000 initial units (or 4,312,500 initial units if the underwriters’ over-allotment option is exercised in full) (in each case including the shares and warrants included in the initial units and the shares issuable upon exercise of such warrants) and the 4,000,000 private placement warrants and the shares for which all such warrants are exercisable pursuant to a registration rights agreement that we will enter into with our existing holders in connection with this offering. Our existing holders may elect to exercise their registration rights at any time beginning three months prior to the respective dates (subject to limited exceptions) on which the lock-up periods applicable to those securities expire, but will not be entitled to sell those securities until the applicable lock-up periods have expired. See “Underwriting—Lock-Up Agreements”. In addition, our existing holders will have certain “piggy-back” registration rights with respect to the initial securities and private placement warrants (including the shares of common stock and warrants included in the initial units and the shares of common stock issuable on exercise of the initial warrants and private placement warrants) on registration statements filed by us and will also have rights to request that we register those securities on registration statements on Form S-3, and may exercise those rights at any time beginning three months prior to the respective dates on which the lock-up periods applicable to those securities expire, although they will not be entitled to sell or otherwise transfer any such securities (subject to limited exceptions) until after the applicable lock-up periods expire. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

We have applied to have our units listed on the AMEX under the symbol “JOA.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “JOA” and “JOA.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased at initial issuance pursuant to this offering (other than our units, common stock or warrants acquired pursuant to the directed unit program). This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-United States tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the United States dollar, or United States expatriates or former long-term residents of the United States, (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment, or (e) the tax consequences to any investor of the acquisition, ownership and disposition of our units, common stock or warrants that are acquired pursuant to the directed unit program. Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our units, common stock or warrants through such entities. The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member. A holder that is treated as a partnership or other pass-through entity for United States federal income tax purposes and persons who hold our units, common stock or warrants through such an entity should consult their own tax advisor regarding the United States federal income tax considerations applicable to them of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes). As used in this prospectus, the term “United States holder” means a beneficial owner of our securities that is a U.S. person and the term “non-United States holder” means a beneficial owner of our securities that is not a U.S. person.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a United States holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period and other applicable requirements are satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, qualified dividends received by a non-corporate United States holder generally will be subject to tax at the maximum United States federal income tax rate applicable to capital gains for taxable years beginning on or before December 31, 2010, after which the United States federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, may prevent a United States holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-United States holder that are not effectively connected with the non-United States holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder who wishes to claim the benefit of an applicable income tax treaty withholding rate with respect to such dividends will generally be required to, among other things, complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty. If our common stock is held through certain foreign intermediaries, compliance with certain certification requirements of applicable United States Treasury Regulations may be required. These forms and certifications must be periodically updated. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-United States holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, that are attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-United States holder complies with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment under an applicable income tax treaty received by a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we currently intend to withhold 10% of any distribution that exceeds our estimate of our current and accumulated earnings and profits, which withheld amount may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a United States holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the United States holder’s holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, may prevent a United States holder from satisfying the applicable holding period requirements. In general, a United States holder will recognize gain or loss on a disposition of our common stock in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the United States holder’s adjusted tax basis in the share of common stock. A United States holder’s adjusted tax basis in the common stock generally will equal the United States holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate United States holder generally will be subject to a maximum United States federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

Any gain realized by a non-United States holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder), (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” (as defined in Section 897 of the Code) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-United States holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held our common stock. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, non-United States holders are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a non-United States holder described in clauses (1) and (3) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax. The gross proceeds from transactions described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

We do not believe that we currently are a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests (as defined in Section 897 of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder before and after such conversion (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are further explained below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion and, immediately after the conversion, the holder must own (actually or constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion generally will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, possibly to the holder’s adjusted tax basis in its warrants or in other common stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Tax Consequences of an Investment in our Warrants

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a United States holder will not be required to recognize gain or loss for United States federal income tax purposes upon its exercise of a warrant. The United States holder’s tax basis in the share of our common stock received upon exercise of a warrant by such United States holder generally will be an amount equal to the sum of the United States holder’s initial investment in the warrant (i.e., the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $7.50 per share of our common stock). The United States holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The United States federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. Under either of these characterizations, a United States holder’s tax basis in the shares of our common stock received upon the cashless exercise of warrants would equal the United States holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the shares of our common stock received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were to be treated as not being a gain recognition event, a United States holder’s holding period in the shares of our common stock received in the cashless exercise may be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants rather than including the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for United States federal income tax purposes. In such event, a United States holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. Under one possible analysis, the United States holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the United States holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by a United States holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In such case, a United States holder’s tax basis in the shares of our common stock received in the cashless exercise would equal the sum of the fair market value of the warrants deemed surrendered and the United States holder’s tax basis in the warrants deemed exercised. Under such characterization, a United States holder’s holding period for the shares of our common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

The United States federal income tax treatment of a non-United States holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a United States holder and the United States federal income tax treatment of a non-United States holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the United States federal income tax treatment of a non-United States holder’s gain recognized upon a sale or other taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Due to the absence of authority regarding the United States federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or redemption of a warrant, a United States holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the United States holder’s tax basis in the warrant (that is, the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a United States holder will recognize a loss in an amount equal to the United States holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the United States holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

The United States federal income tax treatment of a non-United States holder on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the United States federal income tax treatment of a non-United States holder on a taxable disposition of our common stock. In this regard, it should be noted that if we are treated as a “United States real property holding corporation” for United States federal tax purposes, gain on a disposition of our warrants as well as on our common stock may be subject to United States federal income tax, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, under certain circumstances, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. See “—Dividends and Distributions” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. The foregoing will also apply to warrants. Non-United States holders should consult their own tax advisors with respect to United States federal estate tax consequences.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of any distributions made to such holder on our common stock and the tax withheld with respect to such distributions, regardless of whether withholding was required. In the case of a non-United States holder, copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-United States holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole book-running manager and representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Banc of America Securities LLC
Keefe, Bruyette & Woods, Inc.

Total	15,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

At our request, Banc of America Securities LLC has reserved up to              of the units for sale at an offering price of $9.65 per unit through a directed unit program to persons who are directors, employees, and advisors of JMP, including our executive officers. Underwriting discounts and commissions payable with respect to units sold pursuant to this program will be $0.35 per unit (rather than underwriting discounts and commissions of $0.70 per unit that will be payable on the other units offered hereby), and all underwriting discounts and commissions payable on units sold pursuant to this program will be deferred by the underwriters and placed in the trust account. Unless otherwise indicated, this prospectus assumes that no units will be sold through the directed unit program. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by Banc of America Securities LLC to the public on the same basis as all other units offered. We have agreed to indemnify Banc of America Securities LLC against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 2,250,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time, and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us (excluding underwriting discounts and commissions that will be deferred and placed in the trust account and assuming that no units are sold pursuant to the directed unit program described in this prospectus). The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit(1)	$0.35	$0.35
Total(1)	$5,250,000	$6,037,500

(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%, or $0.70 per unit, except that the underwriting discount for units sold pursuant to the directed unit program is $0.35 per unit. The amounts reflected in this table exclude deferred underwriting discounts and commissions equal to $0.35 per unit (both in the case of any units sold pursuant to the directed unit program and all other units sold in this offering), or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the interest thereon, less taxes payable, and amounts we are permitted to withdraw from the trust account for working capital purposes and after payment of or provision for current and future liabilities, will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $800,000.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the AMEX under the symbol JOA.U on or promptly after the date of this prospectus. Upon separate trading of the securities included in the units, we anticipate that the common stock and the warrants will be listed on the AMEX under the symbols JOA and JOA.WS, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our units in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

Prior to this offering, there has been no public market for our common stock, warrants, or units. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for, companies whose principal business is the acquisition of other businesses;

•	prior public offerings by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein within the required 24 month period;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreements

Our certificate of incorporation provides that, until consummation of our initial business combination, we will not (1) directly or indirectly, issue, sell, offer, contract, or grant any option to sell, pledge, transfer, hedge, or establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition or transfer of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock or units, or securities convertible into or exchangeable or exercisable for shares of common stock or preferred stock or units, or announce any intention to do any of the foregoing or (2) issue any debt securities, or incur any indebtedness, unless (A) such indebtedness or debt securities are not repayable and no interest or other amount is payable with respect thereto until and unless we consummate the initial business combination and (B) each lender or holder, as the case may be, waives any and all right, title, interest, and claims of any kind they may have in or to any monies in the trust account for the benefit of public stockholders; provided that the foregoing restrictions shall not apply (i) to any securities issued or debt incurred pursuant to, or in connection with, our initial business combination, (ii) to the units (including the shares of common stock and warrants included therein and the shares of common stock issuable upon exercise of those warrants) sold in this offering (including, without limitation, any units sold upon exercise of the underwriters’ over-allotment option), (iii) to the private placement warrants (including the shares of common stock issuable upon exercise of those warrants), or (iv) to any registration statement filed under the Securities Act in connection with the offering made hereby or to register the warrants included in the units offered hereby and the shares of common stock issuable upon exercise thereof or any registration statement under the Securities Act we are required to file pursuant to the registration rights agreement to be entered into by us with the existing holders in connection with this offering. Our certificate of incorporation further provides that the provisions described in this paragraph may not be amended prior to the consummation of our initial business combination (other than an amendment that becomes effective on or after the consummation of our initial business combination) without the unanimous consent of the holders of all of our outstanding common stock.

Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us. Under the terms of these agreements, our existing holders and each of our executive officers and directors have agreed that they will not, without our prior written consent, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 of the Exchange Act, or otherwise dispose of or transfer, or register under the Securities Act, or make any demand for or exercise any right for the registration of (i) any initial securities (including the common stock issuable upon exercise of initial warrants) until one year after the consummation of our initial business combination, unless beginning 90 days subsequent to the consummation of our initial business combination, (A) the closing price of our common stock equals or exceeds $14.25 per share (subject to adjustment in the event that the exercise price of the warrants is adjusted) for any 20 trading days within any 30-trading-day period, or (B) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities, or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange), (ii) any units or shares of our common stock (whether part of the units offered hereby or not) purchased in this offering (other than DUP securities, as defined below) or in the secondary market, until one year after our initial business combination, (iii) any warrants (whether part of the units sold in this offering or not and including the common stock issuable upon exercise of such warrants) purchased in this offering (other than DUP securities) or in the secondary market, until after our initial business combination, and (iv) any private placement warrants (including the shares of common stock issuable upon exercise of such warrants), until after the consummation of our initial business combination. Notwithstanding the foregoing, (A) these persons may transfer any of the foregoing securities to any permitted transferees who agree to be bound by similar transfer restrictions and certain additional restrictions and (B) in the event any of these persons holds any securities that are entitled to registration rights under the registration rights agreement that we will enter into in connection with this offering, such person may, commencing three months prior to the expiration of the lock-up period applicable to those securities, exercise those registration rights and register those securities for resale under the Securities Act (provided that, except as provided in clause (A) of this sentence or with our prior written consent, there shall be no sale or other transfer of such securities, and all of the restrictions on sales and other dispositions and the other restrictions set forth in this paragraph will remain applicable with respect to those securities, until termination of the applicable lock-up). As used in this paragraph, the term “DUP securities” means the units sold in the directed unit program pursuant to this offering, including the shares of common stock and warrants included in those units and the shares of common stock issuable upon exercise of those warrants.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000; and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorite des marches financiers or by the competent authority of another state that is a contracting party to the Agreement on the European Economic Area and notified to the Autorite des marches financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted

Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifies) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monetaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monetaire et Financier and applicable regulations thereunder.

In addition:

•

an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Societa e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

The validity of the securities in this offering will be passed upon for us by Greenberg Traurig, LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements as of January 11, 2008 and for the period then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Opportunity Acquisition Corp

We have audited the accompanying balance sheet of Opportunity Acquisition Corp. (a development stage company) (the “Company”) as of January 11, 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from December 21, 2007 (inception) through January 11, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opportunity Acquisition Corp. (a development stage company), as of January 11, 2008, and the results of its operations and its cash flows for the period from December 21, 2007 (inception) through January 11, 2008 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue and its business plan is dependent on completion of an initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

San Francisco, CA

January 18, 2008

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

BALANCE SHEET

As of January 11, 2008
ASSETS
CURRENT ASSETS:
Cash	$225,000

Total current assets	225,000
Deferred offering costs (Note 4)	145,000

TOTAL ASSETS	$370,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued offering costs	$145,000
Accrued expenses—other	7,074
Note payable—stockholder (Note 5)	200,000

Total current liabilities	352,074

COMMITMENTS (NOTE 7)

STOCKHOLDERS’ EQUITY: (NOTE 8)
Preferred stock, $0.001 par value per share; 500,000 shares authorized; none issued or outstanding	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 4,312,500 shares issued and outstanding	4,312
Additional paid in capital	20,688
Deficit accumulated during the development stage	(7,074)

TOTAL STOCKHOLDERS’ EQUITY	17,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$370,000

The accompanying notes are an integral part of these financial statements.

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from December 21, 2007 (Inception) to January 11, 2008

Expenses: Formation and operating costs	$7,074

Net loss for the period	$(7,074)

Weighted average number of shares outstanding, basic and diluted	4,312,500

Net loss per share—basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period from December 21, 2007 (Inception) to January 11, 2008

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance at December 21, 2007 (inception)	—	$—	$—	$—	$—
Units issued on January 11, 2008	4,312,500	4,312	20,688	—	25,000
Net loss for the period	—	—	—	(7,074)	(7,074)

Balance at January 11, 2008	4,312,500	$4,312	$20,688	$(7,074)	$17,926

The accompanying notes are an integral part of these financial statements.

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from December 21, 2007 (Inception) to January 11, 2008

Cash flows from operating activities:
Net loss for the period	$(7,074)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses—other	7,074

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from units issued on January 11, 2008	25,000
Proceeds from note payable—stockholder	200,000

Net cash provided by financing activities	225,000

Net increase in cash:	225,000
Cash at beginning of period	—

Cash at end of period	$225,000

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$145,000

The accompanying notes are an integral part of these financial statements.

OPPORTUNITY ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Opportunity Acquisition Corp. (the “Company”) was incorporated in Delaware on December 21, 2007 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination.

As of January 11, 2008, the Company had not yet commenced any operations. All activity through January 11, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

On January 11, 2008, JMP Group Inc. and Opp. Funding LLC purchased in a private placement 4,312,500 units (“Initial Units”), which consist of one share of common stock and one warrant, from the Company for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per Initial Unit.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises”. The Company is subject to the risks associated with activities of development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 15,000,000 units (“Units”), assuming no exercise of the underwriters’ over-allotment option, which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all or a portion of the net proceeds of this Proposed Offering may be applied toward consummating a business combination with an operating business or businesses or a portion of such business or businesses (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $9.85 per Unit (or approximately $9.82, if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering, will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses the Company negotiates with, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims, which could take priority over those of the Company’s Public Stockholders (as defined below). Furthermore, the Company cannot assure the Public Stockholders, that if the Company liquidates, they will receive upon liquidation approximately $9.85 per share (or approximately $9.82, if the underwriters’ over-allotment option is exercised in full), due to such claims. The remaining net proceeds (not held in the Trust Account) will be used to repay the promissory note referred to in Note 5 below. Additionally, up to an aggregate of $2,000,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that Public Stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority of the shares of common stock voted by investors who acquired Units in the Proposed Offering (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash equal to his or her share of the Trust Account balance. The per share conversion price will equal the amount in the Trust Account (less taxes payable), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to one share less than 30% of the total number of shares of common stock included in the Units sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended in connection with the Proposed Offering to provide that the Company will continue in existence only through 24 months from the date of the final prospectus for the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, only the Public Stockholders will be entitled to receive liquidating distributions upon our liquidation (the record date for determining such public stockholders shall be within 10 days of the liquidation date, or as soon as thereafter as is practicable) after payment of or provision for the Company’s existing and future liabilities. In addition, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2). In connection with any proposed Business Combination submitted for stockholder approval, the Company will also submit to stockholders a proposal to amend its Certificate of Incorporation to provide for the Company’s perpetual existence, thereby removing this limitation on the Company’s corporate life.

At January 11, 2008, the Company had $225,000 cash and a working capital deficiency of $127,074. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that Company’s plan to raise capital or to consummate a Business Combination will be successful or successful within the 24-month target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC. The financial statements include the accounts of the Company. The Company has not commenced operations. All activity through January 11, 2008, is related to the Company’s formation and preparation of the Proposed Offering.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Warrants

The Company’s Units include common stock and warrants. The warrants meet the requirements of and are being accounted for as equity in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consists primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Income Taxes

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of January 11, 2008 the Company has provided a full valuation allowance against the deferred tax benefit related to its net loss.

Loss Per Common Share

The Company complies with SFAS No. 128 “Earnings per Share.” Net loss per common share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At January 11, 2008 there were no such potentially dilutive securities or other contracts. Therefore, basic and diluted loss per share were the same for the period from the date of inception (December 21, 2007) through January 11, 2008.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at January 11, 2008.

New Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 Units solely to cover over-allotments, if any), or $9.65 per Unit in the case of Units sold pursuant to a directed unit program. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the consummation of a Business Combination with a target business or one year from the date of the final prospectus for the Proposed Offering and expiring five years from the date of the final prospectus for the Proposed Offering. The Company also will sell in a private placement immediately prior to the Proposed Offering 4,000,000 warrants to purchase common stock (“Insider Warrants”) for proceeds of $4,000,000. The Company may redeem the Warrants (excluding the Insider Warrants and the warrants in the Initial Units), in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the closing price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. The price of the Insider Warrants approximates their fair value. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its commercially reasonable efforts to maintain the effectiveness of the registration statement covering the shares of common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver common stock, and there are no contractual penalties for failure to deliver common stock, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering underwriting discounts and commissions of $10,500,000 of the gross proceeds of the Proposed Offering if the over-allotment option is not exercised and $12,075,000 if the over-allotment option is exercised (assuming no Units are sold in the directed unit program). However, the underwriters have agreed that underwriting discounts and commissions of $5,250,000 if the over-allotment option is not exercised and $6,037,500 if the over-allotment option is exercised in full will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

NOTE 4—DEFERRED OFFERING COSTS

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5-A “Expenses of Offering”. Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed. As of January 11, 2008, the Company has incurred deferred offering costs of $145,000 relating to expenses incurred in connection to the Proposed Offering.

NOTE 5—NOTE PAYABLE

The Company has an unsecured promissory note in an aggregate principal amount of $200,000 due to JMP Group Inc. that was issued on January 11, 2008. The note is interest bearing at an annual rate equal to the applicable U.S. Federal short-term rate in effect under Section 1274(d) of the U.S. Internal Revenue Code at the

time of payment compounded semi-annually, to be repaid from the net proceeds of the Proposed Offering not held in trust and is payable on the earlier of January 11, 2009 or the consummation of the Proposed Offering. The proceeds of the loan will be used to pay certain offering expenses and start-up related costs. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

NOTE 6—INCOME TAXES

Significant components of the Company’s deferred tax assets are as follows:

For the Period December 21, 2007 to January 11, 2008
Net operating loss	$2,818
Less valuation allowance	(2,818)

Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2028.

NOTE 7—COMMITMENTS

Commencing on the date of the final prospectus for the Proposed Offering, the Company will pay JMP Group Inc. a monthly fee of $10,000 for office space and administrative services, until the Company consummates a Business Combination or liquidates.

Pursuant to letter agreements, which the Initial Stockholders will enter into with the Company, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

JMP Group Inc. has committed to purchase a total of 4,000,000 Insider Warrants at $1.00 per Warrant (for an aggregate purchase price of $4,000,000) privately from the Company. This purchase will take place prior to the consummation of the Proposed Offering. The Company believes the purchase price of $1.00 per Insider Warrant will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense would be recognized with respect to the issuance of the Insider Warrants. However, actual fair value and any compensation impact will be determined based on the actual trading values of the Company’s Warrants at the time they become separable. Consequently, actual results may deviate from the Company’s expectations.

All of the proceeds received from the purchase of the Insider Warrants will be placed in the Trust Account. The Insider Warrants to be purchased by JMP Group Inc. will be identical to the Warrants underlying the Units being offered in the Proposed Offering, except that the Insider Warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (ii) are not subject to redemption by the Company. The Insider Warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective or a current prospectus is not available.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares and warrants (and underlying shares), and Insider Warrants (and underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

NOTE 8—EQUITY

Should the underwriters not exercise the over-allotment option in full, up to 562,500 Initial Units will be forfeited so that Initial Units, in the aggregate, comprise 20% of issued and outstanding Units immediately after the Proposed Offering.

The Company is authorized to issue 500,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s certificate of incorporation will prohibit the Company, prior to a Business Combination, from issuing preferred stock.

$150,000,000

OPPORTUNITY ACQUISITION CORP.

15,000,000 Units

PROSPECTUS

                    , 2008

Banc of America Securities LLC

Keefe, Bruyette & Woods

Until                     , 2008 (25 days after the date of this prospectus) federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

SEC registration fee	$6,780
FINRA filing fee	17,750
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	70,000
Printing and engraving expenses	100,000
Legal fees and expenses	300,000
Miscellaneous expenses	235,470

Total	$800,000

We also expect to pay insurance premiums of approximately $200,000 for directors’ and officers’ liability insurance, which insurance may cover our officers and directors for liabilities they may incur in connection with the offering.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our certificate of incorporation limits the personal liability of our directors to the extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Since our inception on December 21, 2007, we sold an aggregate of 4,312,500 units in a private placement without registration under the Securities Act as follows:

Stockholder	Number of Units
JMP Group Inc.	3,712,500
Opp. Funding LLC.	600,000

Such units were issued on January 11, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the entity or person above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.006 per unit.

In addition, JMP Group Inc. has committed to purchase from us 4,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $4,000,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

The obligations to purchase the warrants undertaken by JMP Group Inc. was made pursuant to a subscription agreement, dated as of January 18, 2008 (the form of which was filed as Exhibit 10.5 to the Registration Statement on Form S-1). Such obligations were made prior to the filing of the Registration Statement, and the only conditions to the obligations undertaken by such individuals are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants and the units was made prior to the filing of the Registration Statement relating to the public offering and therefore the purchase of these securities constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Certificate of Incorporation.

3.2	Form of Amended and Restated Bylaws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

5.1	Form of Opinion of Greenberg Traurig, LLP.

10.1	Form of Letter Agreement between the Registrant and each of its Officers, Directors, and Initial Stockholders.

10.2	Form of Indemnification Agreement between the Registrant and each of its Officers and Directors.

10.3	Subscription Agreement between the Registrant and JMP Group Inc.

10.4	Subscription Agreement between the Registrant and Opp. Funding LLC.

10.5	Warrant Purchase Agreement between the Registrant and JMP Group Inc.

10.6	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

10.7	Form of Administrative Services Agreement between JMP Group Inc. and the Registrant regarding office space and administrative services.

10.8	Promissory Note issued to JMP Group Inc.

10.9	Form of Registration Rights Agreement between the Registrant and each of its Initial Stockholders.

10.10	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

14	Form of Code of Ethics.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).*

99.1	Form of Audit Committee Charter.

99.2	Form of Nominating Committee Charter.

99.3	Form of Compensation Committee Charter.

*	To be filed by amendment.

Item 17. Undertakings.

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 5, 2008.

Opportunity Acquisition Corp.

By:	/s/ Joseph A. Jolson
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Joseph A. Jolson Joseph A. Jolson	Chairman and Chief Executive Officer (Principal Executive Officer)	March 5, 2008

/s/ Walter C. Keenan Walter C. Keenan	President, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)	March 5, 2008

By:	/s/ Joseph A. Jolson
Joseph A. Jolson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Certificate of Incorporation.

3.2	Form of Amended and Restated Bylaws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

5.1	Form of Opinion of Greenberg Traurig, LLP.

10.1	Form of Letter Agreement between the Registrant and each of its Officers, Directors, and Initial Stockholders.

10.2	Form of Indemnification Agreement between the Registrant and each of its Officers and Directors.

10.3	Subscription Agreement between the Registrant and JMP Group Inc.

10.4	Subscription Agreement between the Registrant and Opp. Funding LLC.

10.5	Warrant Purchase Agreement between the Registrant and JMP Group Inc.

10.6	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

10.7	Form of Administrative Services Agreement between JMP Group Inc. and the Registrant regarding office space and administrative services.

10.8	Promissory Note issued to JMP Group Inc.

10.9	Form of Registration Rights Agreement between the Registrant and each of its Initial Stockholders.

10.10	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

14	Form of Code of Ethics.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).*

99.1	Form of Audit Committee Charter.

99.2	Form of Nominating Committee Charter.

99.3	Form of Compensation Committee Charter.

*	To be filed by amendment.